EXHIBIT 2.01

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of this 14th day of December, 1995, by and among Integrated Systems, Inc., a California corporation ("ISI"), ISI Purchasing Corporation, a Delaware corporation and a wholly owned subsidiary of ISI ("Newco") and Dr. Design, Inc., a California corporation ("DDI").

                                    RECITALS

         A. Newco will merge with and into DDI in a reverse triangular merger (the "Merger"), with DDI to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and an Agreement of Merger substantially in the form of Exhibit A attached hereto (the "Agreement of Merger") and the applicable provisions of the laws of the States of California and Delaware. Upon the effectiveness of the Merger, all the outstanding Common Stock of DDI ("DDI Common Stock") will be converted into Common Stock of ISI ("ISI Common Stock"), and ISI will assume all outstanding options to purchase shares of the Common Stock of DDI (the "DDI Options"), as provided in this Agreement and the Agreement of Merger.

         B. The Merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       PLAN OF REORGANIZATION

         1.1 The Merger. On the Closing Date, Newco will be merged with and into DDI pursuant to this Agreement and the Agreement of Merger and in accordance with applicable provisions of the laws of the States of California and Delaware as follows:

                  1.1.1 Conversion of Shares. Each share of DDI Common Stock issued and outstanding immediately prior to the filing of the Agreement of Merger with the Secretary of State of the State of California and the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), other than shares, if any, for which dissenters rights have been or will be perfected in compliance with applicable law, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive the "Applicable Fraction" of a share of fully paid and nonassessable shares of ISI Common Stock. The Applicable Fraction shall be determined by dividing the Total ISI Shares (as defined below) by (a) the number of outstanding shares of DDI Common Stock immediately prior to the Effective Time plus (b) the number of shares of Common Stock of DDI purchasable upon exercise of all outstanding DDI Options (as defined in Section 1.3). The "Total ISI Shares" shall be determined by dividing Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) by the lower of
(a) the average of the closing prices of the ISI Common Stock on the Nasdaq Stock Market on the ten (10) business days ending two (2) days prior to the Closing Date, (b) the average of the closing prices of the ISI Common Stock on the Nasdaq Stock Market on the sixty (60) business days ending two (2) days prior to the Closing Date and (c) Thirty Seven Dollars and Thirty-Five Cents ($37.35); with such lower price being referred to herein as the "ISI Average Price". In the event the price of ISI Common Stock, as determined under subsection (a), (b) or (c) above, is less than twenty seven dollars and fifty cents ($27.50), the price used to calculate the Total ISI Shares shall be $27.50; provided, however, that in such case, DDI may, in its sole discretion and without penalty of any kind whatsoever, elect to terminate this Agreement and the DDI Ancillary Agreements (as defined in Section 2.2.1 hereof).

                  1.1.2 Adjustments for Capital Changes. If prior to the Merger, ISI or DDI recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of ISI Common Stock into which the shares of DDI Common Stock are to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of the DDI Common Stock and the holders of ISI shares.

                  1.1.3 Dissenting Shares. Holders of shares of DDI Common Stock who have complied with all requirements for perfecting dissenter's rights, as set forth in the General Corporation Law of the State of California ("California Law"), shall be entitled to their rights under the California Law with respect to such shares ("Dissenting Shares").

         1.2 Fractional Shares. No fractional shares of ISI Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of DDI Common Stock who would otherwise be entitled to receive a fraction of a share of ISI Common Stock will receive from ISI, at the Effective Time, an amount of cash equal to the ISI Average Price multiplied by the fraction of a share of ISI Common Stock to which such holder would otherwise be entitled.

         1.3 DDI Options. At the Effective Time, ISI will assume all DDI Options and each holder of a DDI Option granted under DDI's 1991 Stock Option Plan, as amended (the "DDI Plan"), shall be entitled, in accordance with the existing terms of such DDI Option, to purchase after the Effective Time that number of shares of ISI Common Stock, determined by multiplying the number of shares of Common Stock of DDI subject to such DDI Option at the Effective Time by the Applicable Fraction, and the exercise price per share for each such DDI Option will equal the exercise price of the DDI Option immediately prior to the Effective Time divided by the Applicable Fraction. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of ISI Common Stock subject to such option will be rounded down to the nearest whole number with no cash being payable for such fractional share. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422A of the Code, if applicable, and all other terms of the DDI Options will otherwise be unchanged. The continuous term of employment with DDI will be credited to each holder of a DDI Option as if it were employment with ISI for purposes of determining the vesting and the number of shares subject to exercise after the Effective Time.

                  1.4 Escrow Agreement. At the closing of the Merger (the "Closing"), ISI will withhold ten percent (10%) of the shares of ISI Common Stock to be issued to the shareholders of DDI (the "DDI Shareholders") in accordance with Section 1.1 (rounded down to the nearest whole number of shares to be issued to each DDI Shareholder) and ten percent (10%) of the shares issuable upon exercise of DDI Options assumed by ISI during the Escrow Period (as such term is defined below) and deliver such shares (the "Escrow Shares") to the Chemical Trust Company of California (the "Escrow Agent"), as escrow agent, to be held by Escrow Agent as collateral for DDI's indemnification obligations under Section 10.2 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form of Exhibit 1.4. The Escrow Shares will be represented by a certificate or certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent from the Closing until (a) the date on which ISI has received audited financial statements together with a report thereon from ISI's independent auditors covering the combined results of ISI and DDI for the first fiscal year of ISI ending after the Closing Date, for items expected to be encountered in the audit process (but such period to end no later than one (1) year from the Closing Date), provided that ISI shall have a reasonable period of time, not to exceed ninety (90) days, to review the audit results to determine if any claim for Damages exists under Section 10.2 (as defined in Section 10.2) and ISI shall provide notice of any claim for Damages with the ninety (90) day period and (b) twelve (12) months after the Closing Date for all other items (the "Escrow Period"). Provided however, in all cases as to matters which an Indemnified Person has given written notice of a claim for Damages (as defined in Section 10.2 below) during the applicable period set forth in (a) or (b), the Escrow Period with respect thereto shall continue until such claim for Damages is finally resolved and DDI's indemnification obligations under Section 10.2 hereof with respect thereto are fully satisfied. In the event that the Merger is approved by the DDI Shareholders, as provided herein, the DDI Shareholders shall, without any further act of any DDI Shareholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for DDI's indemnification obligations under Section 10.2 in the manner set forth in the Escrow Agreement, (ii) the appointment of Marco J. Thompson as the representative of the DDI Shareholders (the "Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each DDI Shareholder (other than holders of Dissenting Shares), and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to ISI of Escrow Shares in satisfaction of claims by ISI; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 10.2; and take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing) and (iii) to all of the other terms, conditions and limitations in the Escrow Agreement.

         1.5 Effects of the Merger. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into DDI, and DDI will be the surviving corporation, pursuant to the terms of the Agreement of Merger, (b) the Articles of Incorporation and Bylaws of DDI will continue unchanged as the Articles of Incorporation and Bylaws of the surviving corporation, (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the surviving corporation, (d) the Board of Directors and officers of ISI will remain unchanged, all the directors of DDI immediately prior to the Effective Time except for Marco Thompson will resign and ISI will appoint two (2) new directors of the surviving corporation and the officers of DDI immediately prior to the Effective Time will become the officers of the surviving corporation, (e) each share of Common Stock of DDI outstanding immediately prior to the Effective Time will be converted and each DDI Option outstanding immediately prior to the Effective Time will be assumed by ISI as provided in Sections 1.1, 1.2 and 1.3; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

         1.6 Further Assurances. DDI agrees that if, at any time before or after the Effective Time, ISI considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in ISI title to any property or rights of DDI, ISI and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in ISI and otherwise to carry out the purpose of this Agreement, in the name of DDI or otherwise.

         1.7 Reorganization. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the total value of the ISI Common Stock to be received in the Merger by the shareholders of DDI is equal, in each instance, to the total value of the DDI Common Stock to be surrendered in exchange therefor. The ISI Stock, and options to purchase ISI Stock, issued in the Merger will be issued solely in exchange for DDI Common Stock and DDI Options, respectively, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the DDI Common Stock and DDI Options. Except for cash paid in lieu of fractional shares or for Dissenting Shares, no consideration that could constitute "other property" within the meaning of
Section 356 of the Code is being paid by ISI for the DDI Common Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 1.7. In addition, ISI represents now, and as of the Closing Date, that it presently intends to continue DDI's historic business or use a significant portion of DDI's business assets in a business. At the Closing, officers of each of ISI and DDI shall execute and deliver officers' certificates in the forms of Exhibits 1.7A-B, together with an acknowledgment that such certificates will be relied upon by counsel to DDI and counsel to ISI. The provisions and representations contained or referred to in this Section 1.7 shall survive until the expiration of the applicable statute of limitations.

         1.8 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes.

         1.9 Publication of Financials. ISI shall cause publication of the combined results of DDI and ISI within thirty (30) days after ISI's fiscal year end if the Closing occurs no later than January 26, 1996, otherwise ISI shall cause publication of the combined results within fifteen (15) days after the close of a period of at least thirty (30) days of combined operations of DDI and ISI. For purposes of this Section 1.9, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

2.       REPRESENTATIONS AND WARRANTIES OF DDI

         DDI hereby represents and warrants as follows, that, except as set forth on the DDI Schedule of Exceptions delivered to ISI herewith as Exhibit 2.0:

         2.1 Organization and Good Standing. DDI is a corporation duly organized, validly existing and in good standing under the laws of the state of California, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

         2.2      Power, Authorization and Validity.

                  2.2.1 DDI has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which DDI is or will be a party that are required to be executed pursuant to this Agreement (the "DDI Ancillary Agreements"). The execution, delivery and performance of this Agreement and the DDI Ancillary Agreements have been duly and validly approved and authorized by DDI's Board of Directors.

                  2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable DDI to enter into, and to perform its obligations under, this Agreement and the DDI Ancillary Agreements, except for
(a) the filing of the Agreement of Merger with the California Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which DDI is qualified to do business, if any, (b) the filing of the Certificate of Merger with the Delaware Secretary of State, (c) such filings as may be required to comply with federal and state securities laws, and (d) the approval of the DDI Shareholders of the transactions contemplated hereby.

                  2.2.3 This Agreement and the DDI Ancillary Agreements are, or when executed by DDI will be, valid and binding obligations of DDI enforceable in accordance with their respective terms, except as to the effect, if any, of
(a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the California Secretary of State and the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

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         2.3  Capitalization.  The  authorized  capital stock of DDI consists of
5,000,000 shares of Class A Common Stock (no par value) and 1,000,000 shares of Class B Common Stock (no par value), of which 2,555,720 shares of Class A Common Stock and no shares of Class B Common Stock are issued and outstanding. An aggregate of 1,500,000 shares of DDI Common Stock are reserved and authorized for issuance pursuant to the DDI Plan, of which options to purchase a total of 887,443 shares of DDI Common Stock are outstanding. All issued and outstanding shares of DDI Common Stock have been duly authorized and validly issued, are fully paid and non assessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by DDI in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. A list of all holders of DDI Common Stock and DDI Options, and the number of shares and options held by each has been delivered by DDI to ISI herewith as Schedule 2.3. Except as set forth in this Section and in Schedule 2.3, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of DDI's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of DDI Common Stock or obligating DDI to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of DDI's outstanding securities. DDI is not under any obligation to register under the United States Securities Act of 1933, as amended (the "Securities Act") any securities that may be subsequently issued.

         2.4 Subsidiaries. DDI does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

         2.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any DDI Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of DDI or any Subsidiary, as currently in effect, (b) in any material respect, any material instrument or contract to which DDI or any Subsidiary is a party or by which DDI or any Subsidiary is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to DDI or any Subsidiary or their respective assets or properties. The consummation of the Merger and the transfer to ISI of all material rights, licenses, franchises, leases and agreements of DDI and each Subsidiary will not require the consent of any third party.

         2.6 Litigation. There is no action, proceeding, claim or investigation pending against DDI or any Subsidiary before any court or administrative agency that if determined adversely to DDI or any Subsidiary may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of DDI or any Subsidiary, nor, to the best of DDI's knowledge, has any such action, proceeding, claim or investigation been threatened. There is, to the best of DDI's knowledge, no reasonable basis for any shareholder or former shareholder of DDI, or any other person, firm, corporation, or entity, to assert a claim against DDI or ISI based upon: (a) ownership or rights to ownership of any shares of DDI Common Stock (except for dissenter's rights with respect to shares of ISI Common Stock issuable by virtue of the Merger), (b) any rights as a DDI Shareholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among DDI and its Shareholders.

         2.7 Taxes. DDI and each of its Subsidiaries has filed all material federal, state, local and foreign tax returns required to be filed, has paid all taxes shown due on all returns which have been filed, has established an adequate accrual or reserve for the payment of all taxes, due and payable, including reasonable accruals for taxes, payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. No deficiencies for any tax have been threatened, claimed, proposed, or assessed by any taxing authority. No tax return of DDI or any Subsidiary has ever been audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this Agreement, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

         2.8 DDI Financial Statements. DDI has delivered to ISI as Schedule 2.8 DDI's audited balance sheet as of June 30, 1995 (the "Balance Sheet") and income statement and statement of cash flows for the year then ended (collectively, the "Audited Financial Statements") and the unaudited balance sheet as of September 30, 1995 (the September Balance Sheet) and unaudited interim financial statements for the period ended September 30, 1995 (collectively, the "Unaudited Financial Statements")(The Audited Financial Statements and the Unaudited Financial Statements are collectively referred to herein as the "Financial Statements'"). The Financial Statements (a) are in accordance with the books and records of DDI, (b) fairly present the financial condition of DDI at the date therein indicated and the results of operations for the period therein specified, (c) the Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and
(d) the Unaudited Financial Statements will be subject to normal year-end audit adjustments and will not contain footnotes. DDI has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements which would be required under generally accepted accounting principles to be reflected or reserved, except for those that may have been incurred after the date of the Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

         2.9 Title to Properties. DDI has good and marketable title to all of its assets as shown on the Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which DDI or any Subsidiary is a party are fully effective and afford DDI or the Subsidiary peaceful and undisturbed possession of the subject matter of the lease. Neither DDI nor any Subsidiary is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on its business), or has received any notice of violation with which it has not complied.

         2.10 Absence of Certain Changes. Since the date of the September Balance Sheet, there has not been with respect to DDI or any Subsidiary:

                  (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon;

                  (b) any material contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

                  (c) any material mortgage, encumbrance or lien placed on any of the properties thereof;

                  (d) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business;

                  (e) any material purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business;

                  (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

                  (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

                  (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

                  (i) any change with respect to the management, supervisory or other key personnel thereof;

                  (j) any payment or discharge of a material lien or liability thereof which lien was not either shown on the September Balance Sheet or incurred in the ordinary course of business thereafter; or

                  (k) any obligation or liability incurred thereby to any of its officers, directors or shareholders or any loans or advances made thereby to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers.

         2.11 Contracts and Commitments. Except as set forth on Schedule 2.11 delivered to ISI herewith, neither DDI nor any Subsidiary has any contract, obligation or commitment which is material to the business of DDI or any Subsidiary or which involves a potential commitment in excess of Seventy Five Thousand Dollars ($75,000) or any stock redemption or purchase agreement, financing agreement, license, lease or franchise. A copy of each agreement or document listed on Schedule 2.11 has been delivered to ISI's counsel. Neither DDI nor any Subsidiary is in default in any material respect under any contract, obligation or commitment listed on Schedule 2.11 or that is otherwise material to the business of DDI or a Subsidiary. Neither DDI nor any Subsidiary is a party to any contract or arrangement which has had or could reasonably be expected to have a material adverse effect on its business or prospects. Neither DDI nor any Subsidiary has any material liability for renegotiation of government contracts or subcontracts, if any.

         2.12 Intellectual Property. To the best of DDI's knowledge, DDI and the DDI Subsidiaries own, or have the right to use, sell or license all material Intellectual Property Rights (as defined below) necessary or required for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "DDI IP Rights") and such rights to use, sell or license are reasonably sufficient for such conduct of their respective businesses. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any material instrument or agreement governing any DDI IP Right (the "DDI IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any DDI IP Right or materially impair the right of DDI or any Subsidiaries to use, sell or license any DDI IP Right or portion thereof (except where such breach, forfeiture or termination would not have a material adverse effect on DDI and the DDI Subsidiaries, taken as a whole). There are no royalties, honoraria, fees or other payments payable by DDI to any person by reason of the ownership, use, license, sale or disposition of the DDI IP Rights (other than as set forth in the DDI IP Rights Agreements listed in Schedule 2.12). Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by DDI or any of the DDI Subsidiaries or currently under development by DDI or any of the DDI Subsidiaries violates any license or agreement between DDI or any of the DDI Subsidiaries and any third party or infringes any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of DDI, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any DDI IP Right nor, to the best knowledge of DDI without any independent investigation thereof, is there any basis for any such claim, nor has DDI received any notice asserting that any DDI IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of DDI, is there any basis for any such assertion. DDI has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material DDI IP Rights. All officers, employees and consultants of DDI and each Subsidiary have executed and delivered to DDI or the Subsidiary an agreement regarding the protection of proprietary information and the assignment to DDI or the Subsidiary of all Intellectual Property Rights arising from the services performed for DDI or the Subsidiary by such persons. Schedule 2.12 contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by DDI to perfect or protect its interest in DDI IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks. As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         2.13 Compliance with Laws. DDI and each of its Subsidiaries has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business thereof (the violation of which would have a material adverse effect upon its business), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Each of DDI and the Subsidiaries has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. To the best of DDI's knowledge, there are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to DDI or any Subsidiary, would result in any material adverse change in the present or future operations or financial condition thereof.

         2.14 Certain Transactions and Agreements. Neither Marco Thompson nor any member of his immediate family, has any direct or indirect ownership interest in any firm or corporation that competes with DDI (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). Neither Marco Thompson nor any member of his immediate family is directly or indirectly interested in any contract or informal arrangement with DDI or any Subsidiary, except for normal compensation for services as an officer, director or employee thereof. Neither Marco Thompson nor any member of his immediate family has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of DDI or any Subsidiary, except for the normal rights of a shareholder.

         2.15.    Employees, ERISA and Other Compliance.

                  2.15.1 Except as set forth in Schedule 2.15.1, neither DDI nor any Subsidiary has any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All officers, employees and consultants of DDI and the Subsidiaries having access to proprietary information have executed and delivered to DDI or the Subsidiary an agreement regarding the protection of such proprietary information and the assignment of inventions to DDI or the Subsidiary; copies of the form of all such agreements have been delivered to ISI's counsel.

                  2.15.2 Neither DDI nor any Subsidiary (i) has ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has any current labor disputes. DDI and each of its Subsidiaries has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

                  2.15.3 Schedule 2.15.3 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by DDI or any Subsidiary under which DDI or any Subsidiary or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "DDI Employee Plans"). For purposes of this Section 2.15.3, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes DDI or any Subsidiary. Copies of all DDI Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and summary plan descriptions thereof (including summary plan descriptions) have been delivered to ISI or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such DDI Employee Plan. All DDI Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "DDI Pension Plans"), are identified as such in Schedule
2.15.3. As of June 30, 1995, all contributions due from DDI or any Subsidiary with respect to any of the DDI Employee Plans have been made as required under ERISA or have been accrued on DDI's or any such DDI Subsidiary's financial statements. Each DDI Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such DDI Employee Plans.

                  2.15.4 No DDI Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No DDI Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any DDI Employee Plan which is covered by Title I of ERISA which would result in a material liability to DDI and its Subsidiaries taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any DDI Employee Plan has or will make DDI or any officer or director of DDI subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

                  2.15.5 Any DDI Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "DDI 401(a) Plan") has received a favorable determination from the Internal Revenue Service as to its qualifications, and DDI is not aware of any reason why such determination may not be relied upon by such plan.

                  2.15.6  Schedule  2.15.6 lists each  employment,  severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a DDI Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by DDI or any Subsidiary and (C) covers any employee or former employee of DDI or any Subsidiary. Such contracts, plans and arrangements as are described in this
Section 2.15.6 are herein referred to collectively as the "DDI Benefit Arrangements." Each DDI Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such DDI Benefit Arrangement. DDI has delivered to ISI or its counsel a complete and correct copy or description of each DDI Benefit Arrangement.

                  2.15.7 There has been no amendment to, written interpretation or announcement (whether or not written) by DDI or any Subsidiary relating to, or change in employee participation or coverage under, any DDI Employee Plan or DDI Benefit Arrangement that would increase materially the expense of maintaining such DDI Employee Plan or DDI Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 1995.

                  2.15.8 DDI has provided to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) under any DDI Employee Plan occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of DDI or any Subsidiary.

                  2.15.9 No benefit payable or which may become payable by DDI or any Subsidiary pursuant to any DDI Employee Plan or any DDI Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                  2.15.10 DDI and each DDI Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

                  2.15.11  To  DDI's  knowledge,   no  employee  of  DDI  or  an
Subsidiary is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject DDI or any Subsidiary to any liability.

                  2.15.12 A list of all employees, officers and consultants of DDI and the Subsidiaries and their current compensation is set forth on Schedule 2.15.12, which has been delivered to ISI.

                  2.15.13 Neither DDI nor any Subsidiary is a party to any (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving DDI in the nature of any of the transactions contemplated by this Agreement and the Agreement of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Agreement of Merger.

         2.16 Corporate Documents. DDI has made available to ISI for examination all documents and information listed in the DDI Schedule of Exceptions or other Exhibits called for by this Agreement which has been requested by ISI's legal counsel, including, without limitation, the following: (a) copies of DDI's Certificate of Incorporation and Bylaws as currently in effect; (b) its Minute Book containing all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to DDI, or any securities of DDI, and all applications for such permits, orders, and consents.

         2.17 No Brokers. Neither DDI nor any of the DDI Shareholders are obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

         2.18 Disclosure. Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by DDI to ISI under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not materially misleading.

         2.19 Information Supplied. None of the information supplied or to be supplied by DDI to its shareholders in connection with any shareholder's meeting (collectively, "Notice Materials"), at the date such information is supplied and at the time of the meeting of the DDI Shareholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading.

         2.20 Certain Material Agreements. Neither DDI nor any Subsidiary is a party or subject to any oral or written material contracts not entered into in the ordinary course of business, including, but not limited to any:

                  (a) Contract providing for payments by or to DDI or any Subsidiary in an aggregate amount of Seventy Five Thousand Dollars ($75,000) or more;

                  (b) License agreement as licensor or licensee (except for standard non-exclusive hardware and software licenses granted to end-user customers in the ordinary course of business the form of which has been provided to ISI's counsel);

                  (c) Material agreement for the lease of real or personal property;

                  (d) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                  (e) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; or

                  (f) Contract containing covenants purporting to limit DDI's or any Subsidiary's freedom to compete in any line of business in any geographic area.

                  All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments listed in the DDI Schedule of Exceptions identified to this Section 2.20 are valid and in full force and effect. Neither DDI nor any Subsidiary is, nor, to the knowledge of DDI, is any other party thereto, in breach or default in any material respect under the terms of any such agreement, contract, plan, lease, instrument, arrangement, license or commitment, which breach or default may reasonably be expected to have a material adverse effect on DDI or any Subsidiary.

                  2.21     Books and Records.

                  2.21.1 The books, records and accounts of DDI and its Subsidiaries (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of DDI, and
(d) accurately and fairly reflect the basis for the Financial Statements.

                  2.21.2 DDI has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of DDI is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2.22 Insurance. DDI and its Subsidiaries maintain and at all times during the prior three years have maintained fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

         2.23     Environmental Matters.

                  2.23.1 During the period that DDI and Subsidiary have leased or owned their respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. DDI has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to DDI or any Subsidiary having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

                  2.23.2 None of the properties or facilities of DDI or any Subsidiary is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that DDI or any Subsidiary have owned or leased their respective properties and facilities, neither DDI nor any Subsidiary nor, to DDI's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in accordance with applicable environmental laws.

                  2.23.3 During the time that DDI or any Subsidiary have owned or leased their respective properties and facilities, there has been no litigation brought or threatened against DDI or any Subsidiary by, or any settlement reached by DDI or any Subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

         2.24 Interested Party Transactions. No officer or director of DDI or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to DDI or any Subsidiary any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which DDI or any Subsidiary is a party or by which it may be bound or affected.

3.       REPRESENTATIONS AND WARRANTIES OF ISI AND NEWCO

         ISI and Newco hereby jointly and severally represent and warrant as follows, that, except as set forth on the ISI Schedule of Exceptions delivered to DDI as Exhibit 3.0:

         3.1      Organization and Good Standing.

         ISI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

         Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

         3.2      Power, Authorization and Validity.

                  3.2.1 ISI and Newco have the right, power, legal capacity and authority to enter into and perform their obligations under this Agreement, and all agreements to which ISI and Newco are or will be a party that are required to be executed pursuant to this Agreement (the "ISI Ancillary Agreements"). The execution, delivery and performance of this Agreement and the ISI Ancillary Agreements have been duly and validly approved and authorized by ISI's Board of Directors and Newco's Board of Directors.

                  3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable ISI or Newco to enter into, and to perform their obligations under, this Agreement and the ISI Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the California Secretary of State and Delaware Secretary of State, the filing of appropriate documents with the relevant authorities of other states in which ISI and Newco are qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

                  3.2.3 This Agreement and the ISI Ancillary Agreements are, or when executed by ISI and Newco will be, valid and binding obligations of ISI and Newco enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the California Secretary of State and Delaware Secretary of State.

                  3.2.4 Due Authorization. The ISI Common Stock to be issued to DDI Shareholders in the Merger, when issued by ISI pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of all liens, encumbrances and adverse claims and may be resold by DDI affiliates in accordance with Rule 145 of the Securities Act.

         3.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any ISI Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or Bylaws of ISI and Newco, as currently in effect, (b) in any material respect, any material instrument or contract to which ISI or Newco is a party or by which ISI or Newco is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to ISI or Newco or their assets or properties.

         3.4 Disclosure. ISI has made available to DDI an investor disclosure package consisting of ISI's annual report on Form 10-K for its fiscal year ending February 28, 1995 (the "Fiscal Year End"), all Forms 10-Q and 8-K filed by ISI with the SEC since the Fiscal Year End and up to the date of this Agreement and all proxy materials distributed to ISI's shareholders since the Fiscal Year End and up to the date of this Agreement (the "ISI Disclosure Package"). The ISI Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to DDI pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         3.5 Absence of Certain Changes. Since the Fiscal Year End, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of ISI which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon except as disclosed in the ISI Disclosure Package.

         3.6 Litigation. There is no action, proceeding, claim or investigation pending against ISI before any court or administrative agency that if determined adversely to ISI may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of ISI, nor, to the best of ISI's knowledge, has any such action, proceeding, claim or investigation been threatened. There is, to the best of ISI's knowledge, no reasonable basis for any shareholder or former shareholder of ISI, or any other person, firm, corporation, or entity, to assert a claim against ISI based upon: (a) ownership or rights to ownership of any shares of ISI Stock (except for dissenter's rights with respect to shares of ISI Common Stock issuable by virtue of the Merger),
(b) any rights as a ISI Shareholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among ISI and its shareholders.

         3.7 Compliance with Laws. ISI and Newco have complied, or prior to the Closing Date will have complied, and are or will be at the Closing Date in full compliance, in all material respects with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to them, the violation of which would have a material adverse effect upon their business. ISI and Newco have received all permits and approvals from, and have made all filings with, third parties, including government agencies and authorities, that are necessary in connection with their present business. To the best of ISI's and Newco's knowledge, there are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to them, would result in any material adverse change in the present or future operations or financial condition thereof.

         3.8 No Brokers. ISI and Newco are not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

4.       DDI PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Effective Time, DDI covenants and agrees as follows:


         4.1 Advice of Changes. DDI will promptly advise ISI in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of DDI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in DDI's business, results of operations or financial condition. To ensure compliance with this
Section 4.1, DDI shall deliver to ISI within twenty (20) days after the end of each monthly accounting period ending after the date of this Agreement and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business, in accordance with DDI's books and records and generally accepted accounting principles and shall fairly present the financial position of DDI as of their respective dates and the results of DDI's operations for the periods then ended except that the Unaudited Financial Statements will be subject to normal year-end audit adjustments and will not contain footnotes.

         4.2 Maintenance of Business. DDI will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If DDI becomes aware of a material deterioration in the relationship with any material customer, supplier or key employee, it will promptly bring such information to the attention of ISI in writing and, if requested by ISI, will exert its best efforts to restore the relationship.

         4.3 Conduct of Business. DDI will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of ISI:

                  (a) borrow any money;

                  (b) enter into any transaction not in the ordinary course of business;

                  (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                  (d) dispose of any material portion of its assets except in the ordinary course of business consistent with past practice;

                  (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

                  (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                  (g) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except in case of employees or consultants for normal salary increases consistent with past practices not to exceed Twenty Thousand Dollars ($20,000) for any single employee and except pursuant to existing arrangements previously disclosed to and approved in writing by ISI) or enter into any new employment or consulting agreement with any such person;

                  (h) change accounting methods;

                  (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                  (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                  (k) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts; (ii) any loans pursuant to the DDI 401(k) Plan; or (iii) amounts advanced to DDI employees through the DDI employee computer loan program.

                  (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

                  (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

                                      -16

                  (n) issue or sell any shares of its capital stock of any class (except upon the exercise of an option or warrant currently outstanding), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                  (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                  (p) merge, consolidate or reorganize with, or acquire any entity;

                  (q) amend its Articles of Incorporation or Bylaws;

                  (r) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

                  (s) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to ISI for its review prior to filing;

                  (t) change any insurance coverage or issue any certificates of insurance except as is routinely done in the ordinary course of DDI's business; or

                  (u) agree to do, or permit any Subsidiary to do or agree to do, any of the things described in the preceding clauses 4.3(a) through 4.3(t).

         4.4 Shareholders Approval. DDI will hold a special meeting of its shareholders (the "Shareholders Meeting") at the earliest practicable date to submit this Agreement, the Merger and related matters for the consideration and approval of the DDI Shareholders, which approval will be recommended by DDI's Board of Directors and management. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

         4.5 Proxy Statement. DDI will send to its shareholders in a timely manner, for the purpose of considering and voting upon the Merger at the Shareholders Meeting, the Notice Materials. DDI will promptly provide all information relating to its business or operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. DDI shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. DDI will not provide or publish to its shareholders any material concerning it or its affiliates that violates the Securities Act or the United States Securities Exchange Act of 1934, as amended, (the "Exchange Act") with respect to the transactions contemplated hereby.

         4.6 Preparation of Permit Application, Hearing Request and Hearing Notice. As promptly as practicable after the date hereof, ISI and DDI shall prepare and file with the Commissioner the Permit Application, Hearing Request and Hearing Notice and any other documents required by the California Corporate Securities Law of 1968, as amended in connection with the Merger. Each of ISI and DDI shall use its best efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the California Corporate Securities Law of 1968, as amended as promptly as practicable after such filing.

         4.7 Regulatory Approvals. DDI will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which ISI may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. DDI will use its best efforts to obtain all such authorizations, approvals and consents.

         4.8 Necessary Consents. DDI will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 4.6 to allow the consummation of the transactions contemplated hereby and to allow ISI to carry on DDI's business after the Closing.

         4.9 Litigation. DDI will notify ISI in writing promptly after learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or any Subsidiary, or known by it to be threatened against it or any Subsidiary.

         4.10 No Other Negotiations. From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, DDI will not, and will not authorize or permit any officer, director, employee or affiliate of DDI, or any other person, on its behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than ISI), concerning the possible disposition of all or any substantial portion of DDI's business, assets or capital stock by merger, sale or any other means. DDI will promptly notify ISI orally and in writing of any such inquiries or proposals. If DDI merges with, or DDI or its assets are acquired by, a company other than ISI or a wholly-owned subsidiary of ISI during a period of one year after the date hereof based on any discussions during said period, DDI (or the acquiring company) will pay ISI the sum of One Million Five Hundred Thousand Dollars ($1,500,000); provided, however, DDI shall not be required to pay any sums hereunder in the event DDI terminates this Agreement pursuant to Section
1.1.1. Notwithstanding the foregoing, ISI shall not be entitled to any sums hereunder in the event ISI unilaterally causes the Merger not to occur for any reason, including, without limitation, the failure of ISI to satisfy any ISI condition to Closing or in the event the Merger does not occur because a condition of Closing is not satisfied due to no fault of DDI.

         4.11 Access to Information. Until the Closing, DDI and ISI will allow the other party and its agents reasonable access the files, books, records and offices of the other party's and each Subsidiary, including, without limitation, any and all information relating to the other party's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition to the same extent that the other party did during the due diligence period. DDI will cause its accountants to cooperate with ISI and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         4.12 Satisfaction of Conditions Precedent. DDI will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and DDI will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         4.13 DDI Affiliates Agreements. To ensure that the issuance of ISI Common Stock in the Merger complies with the Securities Act and that the Merger will be accounted for as a "pooling of interests," concurrently with the execution of this Agreement DDI will deliver to ISI a letter identifying all persons who are, in DDI's reasonable judgment, "affiliates" of DDI at the time this Agreement is executed, including, all persons or entities who own ten percent (10%) or greater of DDI Common Stock, assuming in that calculation all DDI Options have been exercised (the "Principal Shareholders"). DDI will provide ISI with all information and documents needed to evaluate this list for compliance with securities laws. DDI will cause each of its affiliates to deliver to ISI, on or prior to the mailing of the Notice Materials, a written agreement (the "DDI Affiliates Agreement"), in the form of Exhibit 4.13, providing that such person (i) has not made and will not make any disposition of DDI Common Stock in the 30 day period prior to the Effective Time, (ii) will not offer to sell, sell or otherwise dispose of any of the ISI Common Stock issued to such person in the Merger in violation of the Securities Act and Rule 145 promulgated thereunder, as they may be amended from time to time, and (iii) will make no disposition of ISI Stock after the Effective Time until ISI shall have publicly released a report including the combined financial results of ISI and DDI for a period of at least 30 days of combined operations of ISI and DDI; and
(b) such other representations as may be reasonably requested by ISI, its accountants or its attorneys for the purpose of ensuring "pooling of interests" accounting.

         4.14 Principal Shareholder Representations. To ensure that the Merger will qualify as a reorganization for federal income tax purposes, DDI will cause each of the Principal Shareholders to execute, at or before the Closing, the DDI Affiliates Agreement which contains a representation that such shareholder has no present plan or intention to sell or otherwise dispose of more than fifty percent (50%) of the shares of ISI Common Stock which the shareholders receives in the Merger and making such other representations as may be reasonably requested by ISI, its accountants or its attorneys for the purpose of ensuring such tax treatment.

         4.15 DDI Dissenting Shares. As promptly as practicable after the date of the DDI Shareholders' Meeting and prior to the Closing Date, DDI shall furnish ISI with the name and address of each DDI Dissenting Shareholder and the number of DDI Dissenting Shares owned by such DDI Dissenting Shareholder.

         4.16 Non-Competition Agreements. DDI shall assist ISI in obtaining from Marco Thompson an agreement, in form and substance attached hereto as Exhibit 8.14, not to compete with the business of DDI and ISI (or any successor corporations) for a period of three (3) years after the Effective Time of the Merger.

         4.17 Pooling Accounting. DDI shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. DDI shall use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of ISI to account for the business combination to be effected by the Merger as a pooling of interests.

         4.18 Blue Sky Laws. DDI shall use its best efforts to assist ISI to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

         4.19 Assumption of Loan for Office Building. DDI shall assume the loan obligations of Marco and Laura Thompson under a Small Business Administration Loan dated April 10, 1989 (the "Loan") in conjunction with the assignment of ownership of the Office Building E, located at 5415 Oberlin Drive, San Diego, California (the "Office Building") by Marco and Laura Thompson to DDI pursuant to the Office Building Purchase Agreement by and between DDI and Marco and Laura Thompson, attached hereto as Exhibit 4.19A (the "Office Building Purchase Agreement"). The Lease dated January 1, 1989 between DDI and Marco and Laura Thompson (the "Lease") shall be terminated simultaneously with the execution of the Office Building Purchase Agreement. Marco and Laura Thompson agree to relinquish their rights to such number of shares of ISI Common Stock issued to them pursuant to Section 1.1.1 hereof equal in value, as determined in accordance with Section 1.1.1 hereof, to the amount by which the outstanding balance of the

Loan exceeds the fair market value of the Office Building, which fair market value is determined pursuant to the appraisal provided by an "MIA" certified appraiser, which is attached hereto as Exhibit 4.19B.

         4.20 Life Insurance. The named beneficiary on those life insurance policies covering Marco Thompson and Laura Thompson, for which the premiums are currently being paid by DDI, shall remain as is, with the cash surrender value of the policies remaining as an asset of DDI and Marco and Laura Thompson shall assume all obligations for payment of the premiums, effective as of Closing. DDI will not surrender the cash value without the prior written consent of Marco and Laura Thompson.

         4.21 Waivers from Security Holders. DDI shall obtain fully executed security holder consent and waiver of rights forms from each current security holder of shares or options of DDI, with an exception for up to a total of five percent (5%) of all outstanding shares and options, in the form attached hereto as Exhibit 4.21 (the "Security Holder Consent and Waiver of Rights").

         4.22 Waivers Related to Employment Matters and Intellectual Property Matters. Until and including on December 24, 1995, DDI shall take whatever reasonable actions are deemed necessary by ISI, including, but not limited to, obtaining fully executed waivers in a form satisfactory to ISI from such persons by whom a claim would have a material adverse effect on the business of DDI, as reasonably deemed necessary by ISI, concerning any employment related matters or intellectual property related matters, as requested by ISI.

5.       ISI PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Effective Time, ISI covenants and agrees as follows:

         5.1 Advice of Changes. ISI will promptly advise DDI in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of ISI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in ISI's business, results of operations or financial condition.

         5.2 Regulatory Approvals. ISI will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which DDI may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. ISI will use its best efforts to obtain all such authorizations, approvals and consents.

         5.3 Satisfaction of Conditions Precedent. ISI will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and ISI will use its best efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         5.4 ISI Affiliates Agreements. To ensure that the Merger will be accounted for as a "pooling of interests," ISI will cause each of its affiliates to sign and deliver to ISI, on or prior to the mailing of the Notice Materials, a written agreement (the "ISI Affiliates Agreement"), in the form of Exhibit 5.4, providing that such person will make no disposition of ISI Common Stock (a) in the 30 day period prior to the Effective Time or (b) after the Effective Time until ISI shall have publicly released a report including the combined financial results of ISI and DDI for a period of at least 30 days of combined operations of ISI and DDI.

         5.5 Preparation of Permit Application, Hearing Request and Hearing Notice. As promptly as practicable after the date hereof, ISI, with DDI's assistance, shall prepare and file with the Commissioner the Permit Application, Hearing Request and Hearing Notice and any other documents required by the California Corporate Securities Law of 1968, as amended in connection with the Merger. ISI, with DDI's assistance, shall use its best efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the California Corporate Securities Law of 1968, as amended as promptly as practicable after such filing.

         5.6 Blue Sky Laws. ISI shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

         5.7 Pooling Accounting. ISI shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. ISI shall use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of ISI to account for the business combination to be effected by the Merger as a pooling of interests.

6.       CLOSING MATTERS

         6.1 The Closing. Subject to termination of this Agreement as provided in Section 9 below, the Closing will take place at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto, California 94306 at 1:30 p.m., Pacific Standard Time on or before January 26, 1996, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as DDI and ISI may mutually select (the "Closing Date"). Concurrently with the Closing, the Agreement of Merger will be filed in the office of the California Secretary of State and the Certificate of Merger will be filed with the office of the Delaware Secretary of State. The Agreement of Merger provides that the Merger shall become effective upon filing.

         6.2      Exchange of Certificates.

                  6.2.1 As of the Effective Time, all shares of DDI Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from ISI the number of shares of ISI Common Stock determined as set forth in Section 1.1.1, subject to Sections 1.1.3 and 1.2.

                  6.2.2 As soon as practicable after the Effective Time, each holder of shares of DDI Common Stock that are not Dissenting Shares will surrender the certificate(s) for such shares (the "DDI Certificates"), duly endorsed as requested by ISI, to ISI for cancellation. Promptly after the Effective Time and receipt of such DDI Certificates, ISI will issue to each tendering holder a certificate for the number of shares of ISI Common Stock to which such holder is entitled pursuant to Section 1.1.1 hereof, less the shares of ISI Common Stock deposited into escrow pursuant to Section 1.4 hereof, and distribute any cash payable under Section 1.2.

                  6.2.3 No dividends or distributions payable to holders of record of ISI Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered DDI Certificate(s) until the holder of the DDI Certificate(s) surrenders such DDI Certificate(s). Subject to the effect, if any, of applicable escheat and other laws, following surrender of any DDI Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to ISI Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

                  6.2.4 All ISI Common Stock delivered upon the surrender of DDI Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such DDI Common Stock. There will be no further registration of transfers on the stock transfer books of DDI or its transfer agent of the DDI Common Stock. If, after the Effective Time, DDI Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 6.2.

                  6.2.5 Until certificates representing DDI Common Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of ISI Stock into which the DDI Common Stock will have been converted, reduced by the number of shares withheld as Escrow Shares.

         6.3 Assumption of Options. Promptly after the Effective Time, ISI will notify in writing each holder of a DDI Option of the assumption of such DDI Option by ISI, and the number of shares of ISI Common Stock that are then subject to such option and the exercise price of such option, as determined pursuant to Sections 1.1 and 1.3 hereof.

7.       CONDITIONS TO OBLIGATIONS OF DDI

         DDI's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by DDI, but only in a writing signed by DDI):

         7.1 Accuracy of Representations and Warranties. The representations and warranties of ISI set forth in Section 3 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and DDI shall receive a certificate to such effect executed by ISI's President and Chief Financial Officer.

         7.2 Covenants. ISI shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and DDI shall receive a certificate to such effect signed by ISI's President and Chief Financial Officer.

         7.3 Absence of Material Adverse Change. There shall not have been, in the reason- able judgment of the Board of Directors of DDI, any material adverse change in the business or financial condition of ISI.

         7.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         7.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         7.6 Opinion of ISI's Counsel. DDI shall have received from counsel to ISI, an opinion substantially in the form of Exhibit 7.6.

         7.7 Shareholder Approval. The principal terms of this Agreement and the Agreement of Merger shall have been approved and adopted by DDI Shareholders, as required by applicable law and DDI's Articles of Incorporation and Bylaws.

         7.8 Tax Opinion. DDI shall have received a tax opinion from counsel to DDI that the Merger constitutes a "reorganization" within the meaning of Section 368 of the Internal Revenue Code.

         7.9 No Litigation. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement.

         7.10 Employment Agreements. DDI shall have received executed copies of Employment Agreements executed by ISI, DDI and Marco Thompson in substantially the form of Exhibit 8.15.

         7.11 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to DDI's counsel.

         7.12 Consents. DDI shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement in form and substance reasonably satisfactory to DDI, except for such consents and approvals as ISI and DDI shall have agreed shall not be obtained.

         7.13 Fairness Hearing. ISI shall have received the issuance of the Permit by the California Department of Corporations following a Fairness Hearing for this Merger and the issuance of the ISI Common Stock shall be an exempt transaction under Section 3(a)(10) of the Securities Act.

8.       CONDITIONS TO OBLIGATIONS OF ISI

         The obligations of ISI hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by ISI, but only in a writing signed by ISI):

         8.1 Accuracy of Representations and Warranties. The representations and warranties of DDI set forth in Section 2 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and ISI shall receive a certificate to such effect executed by DDI's President and Chief Financial Officer.

         8.2 Covenants. DDI shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing, and ISI shall receive a certificate to such effect signed by DDI's President and Chief Financial officer.

         8.3 Absence of Material Adverse Change. There shall not have been, in the reason- able judgment of the Board of Directors of ISI, any material adverse change in the business or financial condition of DDI.

         8.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         8.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         8.6 Opinion of DDI's Counsel. ISI shall have received from counsel to DDI, an opinion substantially in the form of Exhibit 8.6.

         8.7 Consents. ISI shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the ISI Schedule of Exceptions or reasonably deemed necessary by ISI's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of DDI and for ISI to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to ISI, except for such thereof as ISI and DDI shall have agreed shall not be obtained, as contemplated by the ISI Schedule of Exceptions.

         8.8 No Litigation. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of DDI.

         8.9 Requisite Approvals. The principal terms of this Agreement and the Agreement of Merger shall have been approved and adopted by DDI Shareholders, as required by applicable law and DDI's Certificate of Incorporation and Bylaws, and by DDI's Board of Directors.

         8.10 Dissenting Shares. The Dissenting Shares shall not constitute more than two percent (2%) of the total number of shares of DDI Common Stock outstanding immediately prior to the Effective Time.

         8.11 Escrow. ISI shall have received an Escrow Agreement executed by DDI and Marco J. Thompson, as the Representative for all DDI Shareholders, providing for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.

         8.12 Affiliates Agreements and Principal Shareholder Representatives. DDI shall have delivered to ISI the letter required by Section 4.13 naming all persons who are Principal Shareholders for purposes of Section 4.14 and all persons who are "affiliates" of DDI for purposes of Rule 145 under the Securities Act, and each such person shall have executed and delivered a DDI Affiliates Agreement to ISI in accordance with Sections 4.13 and 4.14.

         8.13 Pooling Opinion. ISI's accounting firm, Coopers and Lybrand ("ISI's Auditors"), shall have received from DDI's accounting firm, McGladrey & Pullen, LLP ("DDI's Auditors"), an opinion, in form and substance satisfactory to ISI's Auditors, to the effect that DDI's Auditors are not aware of any fact concerning DDI that would preclude ISI from accounting for the Merger as a pooling of interests, and ISI shall have received from ISI's Auditors an opinion, in form and substance satisfactory to ISI, that the Merger will be treated as a "pooling of interests" for accounting purposes.

         8.14 Non-Competition Agreements. ISI shall have received executed copies of Non-Competition Agreements executed by ISI, DDI and Marco Thompson, in substantially the form of Exhibit 8.14.

         8.15 Employment Agreements. ISI shall have received executed copies of Employ-ment Agreements executed by ISI, DDI and Marco Thompson in substantially the form of Exhibit 8.15.

         8.16  Resignation  of  Directors.   The  directors  of  DDI  in  office
immediately  prior  to the  Effective  Time  of the  Merger  (other  than  Marco
Thompson) shall have resigned as directors of the Surviving Corporation effective as of the Effective Time of the Merger.

         8.17 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to ISI's counsel.

         8.18 Consents. ISI shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement in form and substance reasonably satisfactory to ISI, except for such consents and approvals as ISI and DDI shall have agreed shall not be obtained.

         8.19 Tax Opinion. ISI shall have received a tax opinion from counsel to ISI that the Merger constitutes a "reorganization" within the meaning of Section 368 of the Internal Revenue Code.

         8.20 Fairness Hearing. ISI shall have received the issuance the Permit by the California Department of Corporations following a Fairness Hearing for this Merger and the issuance of the ISI Common Stock shall be an exempt transaction under Section 3(a)(10) of the Securities Act.

         8.21 Price. The price of ISI Common Stock used in calculating the Total ISI Shares pursuant to Section 1.1.1 will be at least $27.50.

         8.22 Office Building. Marco and Laura Thompson shall have transferred physical possession and valid title in the Office Building to DDI pursuant to the terms of the Office Building Purchase Agreement. The Lease shall have been terminated.

         8.23 Life Insurance Policies. Marco and Laura Thompson shall have assumed the obligation for payment of the premiums of the policies.

         8.24 Waivers from Security Holders. DDI shall have obtained fully executed Security Holder Consent and Waiver of Rights from such current security holders of DDI, as specified in Section 4.21 hereof.

         8.25 Waivers Related to Employment Matters and Intellectual Property Matters. DDI shall have taken whatever reasonable actions deemed necessary by ISI, including, but not limited to, obtaining fully executed waivers in a form satisfactory to ISI from such persons by whom a claim would have a material adverse effect on the business of DDI, as deemed reasonably necessary by ISI, concerning any employment related matters or intellectual property related matters, as requested by ISI pursuant to Section 4.22 hereof.

9.       TERMINATION OF AGREEMENT

         9.1      Prior to Closing.

                  9.1.1 This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

                  9.1.2 Unless otherwise agreed by the parties hereto, this Agreement will be terminated if the Closing shall not have occurred on or before January 26, 1996.

         9.2 At the Closing. At the Closing, this Agreement may be terminated and abandoned:

                  9.2.1 By ISI if any of the conditions precedent to ISI's obligations set forth in Section 8 above have not been fulfilled or waived at and as of the Closing; or

                  9.2.2 By DDI if any of the conditions precedent to DDI's obligations set forth in Section 7 above have not been fulfilled or waived at and as of the Closing.


                  Any termination of this Agreement under this Section 9.2 will be effective by the delivery of notice of the terminating party to the other party hereto.

         9.3 No Liability.  Any  termination of this Agreement  pursuant to this
Section 9 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Sections
10.2 and 11.16 and in the Nondisclosure Agreement between DDI and ISI dated November 27, 1995, which will survive termination of this Agreement; provided, however, that nothing herein will limit the obligation of DDI and ISI to use their best efforts to cause the Merger to be consummated, as set forth in Sections 4.11 and 5.3 hereof, respectively.

10. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

         10.1 Survival of Representations. All representations, warranties and covenants of ISI contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or one year after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period). Unless otherwise specified herein, all representations, warranties and covenants of DDI will survive the Effective Time and will continue until the expiration of the one year period set forth above and covenants that by their terms survive thereafter will continue to survive in accordance with their terms.

         10.2 Agreement to Indemnify. Subject to the limitations set forth in this Section 10, DDI will indemnify and hold harmless ISI and its officers, directors, agents and employees, and each person, if any, who controls or may control ISI within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as "Damages"):

                  (a) Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by DDI in this Agreement or any certificate, document or instrument delivered by or on behalf of DDI pursuant hereto (other than with respect to changes in the truth or accuracy of the representations and warranties of DDI under this Agreement after the date hereof if DDI has advised ISI of such changes in an update to Exhibit 2.0 delivered prior to the Closing and ISI has nonetheless proceeded with the Closing); or

                  (b) Resulting from any failure of any DDI Shareholders to have good, valid and marketable title to the issued and outstanding DDI Common Stock held by such shareholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such DDI Common Stock in favor of the Merger and the other transactions contemplated by the Agreement of Merger.

         In  seeking   indemnification  for  Damages  under  this  Section,  the
Indemnified Persons shall exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement; provided, however, that no such claim for Damages will be asserted after the expiration of the Escrow Period. Except for intentional fraud or willful misconduct or breach of any of the provisions of the Affiliates
Agreement: (i) no DDI Shareholder shall have any liability to an Indemnified Person under this Agreement except to the extent of such DDI Shareholder's Escrow Shares and any other assets deposited under the Escrow Agreement and (ii) the remedies set forth in this Section 10.2 shall be the exclusive remedies of ISI and the other Indemnified Persons hereunder against any DDI Shareholder.

11.      MISCELLANEOUS

         11.1 Governing Law. The internal laws of the State of California (irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         11.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         11.4  Counterparts.  This  Agreement  may be  executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

         11.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         11.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the DDI Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the DDI Shareholders without obtaining such further approval.

         11.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         11.8 Expenses. Whether or not the transaction contemplated by this Agreement is consummated, ISI will pay the reasonable fees (not to exceed an aggregate of $125,000) of DDI's accountants, attorneys, and other professionals related to the transaction contemplated hereby.

         11.9 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         11.10 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the following addresses:

                  (i)      If to ISI:

                           Integrated Systems, Inc.
                           3260 Jay Street
                           Santa Clara, CA  95054
                           Attention:  President

                  (ii)     If to DDI:

                           5415 Oberlin Drive
                           San Diego, CA  92121
                           Attention:  President

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 11.10.

         11.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         11.12 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         11.13 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         11.14 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         11.15 Public Announcement. Upon execution of the Agreement by both parties, and until the consummation of the Merger, all press releases and other public and private communications shall be made by the parties only with the mutual written consent of DDI and ISI.

         11.16 Confidentiality. DDI and ISI each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, ISI and DDI each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

         11.17 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Nondisclosure Agreement between DDI and ISI dated November 27, 1995. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"ISI"                                          "DDI"

Integrated Systems, Inc.                       Dr. Design, Inc.


By: /s/ Naren K. Gupta                         By: /s/ Marco Thompson
    ----------------------------                   --------------------------

Its:  Chairman of the Board                    Its:  Chief Executive Officer
     ---------------------------                   --------------------------


"NEWCO"

ISI Purchasing Corporation


By: /s/ David P. St. Charles
    ------------------------------------------

Its:  President and Chief Executive Officer
     -----------------------------------------




            [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

                                LIST OF EXHIBITS


Exhibit A              Agreement of Merger

Exhibit 1.4            Escrow Agreement

Exhibit 1.7A*          ISI Officers Tax Certificate

Exhibit 1.7B*          DDI Officers Tax Certificate

Exhibit 2.0*           DDI Schedule of Exceptions

Schedule 2.3* List of all holders and numbers held of DDI Common Stock and DDI options.

Schedule 2.8*          DDI's Audited Financial Statements and
                       Unaudited Financial Statements.

Schedule 2.11* Material Contracts, Obligations or Commitments in excess of $75,000.

Schedule 2.12*         DDI IP Rights Agreements

Schedule 2.15.1*       DDI Employee Plans.

Schedule 2.15.6*       DDI Benefit Arrangements.

Schedule 2.15.12*      List of all Employees, Officers and Consultants of DDI.

Exhibit 3.0*           ISI Schedule of Exceptions

Exhibit 4.13*          DDI Affiliates Agreement

Exhibit 4.19A Office Building Purchase Agreement between DDI and Marco and Laura Thompson

Exhibit 4.19B*         Appraisal of Office Building

Exhibit 4.21* Security Holder Consent and Waiver of Rights form

Exhibit 5.4*           ISI Affiliates Agreement

Exhibit 7.6*           Opinion of ISI's Counsel

Exhibit 8.6*           Opinion of DDI's Counsel

Exhibit 8.14           NonCompetition Agreement with ISI, DDI and
                       Marco Thompson

Exhibit 8.15           Employment Agreement with ISI, DDI, and  Marco
                       Thompson


---------------------
*Omitted schedules. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                              OFFICER'S CERTIFICATE



Sharon Pinto hereby certifies that:

                  1. She is a Vice President of DR. DESIGN, INC., a California corporation (the "Company").

                  2. The Agreement of Merger to which this certificate is attached, after having been first duly approved by the Board of Directors and shareholders of the Company, was duly signed on behalf of the Company by the undersigned and Laura Thompson, Vice President and Secretary, respectively, of the Company.

                  3. The Company has three (3) authorized classes of shares, designated as Class A Common Stock, Class B Common Stock and Preferred Stock. There are no issued and outstanding shares of Class B Common Stock or Preferred Stock of the Company entitled to vote on the Agreement of Merger. The total number of issued and outstanding shares of the Class A Common Stock of the Corporation entitled to vote on the Agreement of Merger was 2,555,720.

                  4. The percentage vote required for Common Stock was more than 50% of the outstanding shares of the Common Stock.

                  5. The Agreement of Merger was approved by the vote of a number of shares of Common Stock of the Company which equaled or exceeded the vote required.

                  The undersigned declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of her own knowledge.

                  Executed at San Diego, California, this ___ day of January, 1996.




--------------------------------
Sharon Pinto, Vice President

                              OFFICER'S CERTIFICATE



         David St. Charles hereby certifies that:

                  1. He is the President of ISI Purchasing Corporation, a Delaware corporation ("Newco").

                  2. The Agreement of Merger to which this certificate is attached, after having been first duly approved by the Board of Directors and the sole shareholder of the Company, was duly signed on behalf of the Company by the undersigned and by Narendra Gupta, Secretary of the Company.

                  3. Newco has one class of shares authorized, designated as Common Stock. The total number of issued and outstanding shares of the Common Stock of the Corporation entitled to vote on the Agreement of Merger was 1,000.

                  4. The percentage vote required for Common Stock was more than 50% of the outstanding shares of the Common Stock.

                  5. The Agreement of Merger was approved by the vote of a number of shares of Common Stock of Newco which equaled or exceeded the vote required.

                  The undersigned declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of his own knowledge.

                  Executed at Santa Clara, California, this ___ day of January, 1996.




------------------------------------
David St. Charles, President

                             AGREEMENT OF MERGER OF
                           ISI PURCHASING CORPORATION,
                             A DELAWARE CORPORATION,
                                  WITH AND INTO
                                DR. DESIGN, INC.,
                            A CALIFORNIA CORPORATION


         This Agreement of Merger (this "Agreement") is entered into as of January 26, 1996 by and between ISI Purchasing Corporation, a Delaware corporation ("Newco") and a wholly-owned subsidiary of Integrated Systems, Inc., a California corporation ("Buyer"), and Dr. Design, Inc., a California corporation (the "Company").

                                    RECITALS

         A. Buyer, Newco and Company have entered into an Agreement and Plan of Reorganization, dated as of December 14, 1995 (the "Plan"), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby, in accordance with the General Corporation Law of California (the "California Law"). All capitalized terms not herein defined shall have the meaning ascribed to them in the Plan.

         B. The Boards of Directors of Buyer, Newco and Company have determined it to be advisable and in the respective best interests of Buyer, Newco and Company and their respective shareholders that Newco be merged with and into Company (the "Merger") so that Company will be the surviving corporation of the Merger.

         NOW, THEREFORE, Newco and Company hereby agree as follows:

1.       THE MERGER

         At the time of the filing of this Agreement (together with the Officers' Certificates attached hereto) with the Secretary of State of the States of California and Delaware (the "Effective Time"), Newco will be merged with and into Company, and Company shall continue as the surviving corporation (following the Merger, the Company is hereinafter sometimes referred to as the "Surviving Corporation"), pursuant to the terms and conditions of this Agreement and in accordance with applicable provisions of the laws of the States of Delaware and California as follows:

         1.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Company immediately prior to the Effective Time, without amendment thereto, shall be the Articles of Incorporation of the Surviving Corporation.

         1.2 BYLAWS. The Bylaws of Company immediately prior to the Effective Time, without amendment thereto, shall be the Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation thereafter may be amended in accordance with their terms, the Articles of Incorporation of the Surviving Corporation and as provided by the California Law.

         1.3 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Company, each of the issued and outstanding shares of Company's Common Stock (the "Company Shares") (other than any shares held by persons exercising dissenters' rights in accordance with Chapter 13 of the California Law ("Dissenting Shares")) shall be converted into the right to receive, subject to the provisions of Section 1.1.1 of the Plan, 0.148612 (the "Applicable Fraction") shares of fully paid and nonassessable Buyer's Common Stock (the "Conversion Shares").

         1.4 ASSUMPTION OF OPTIONS. At the Effective Time, each option to purchase shares of Company Common Stock (the "Company Options") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of any holder thereof, be assumed by Buyer and become exercisable for the number of shares of Buyer's Common Stock that equals the number of shares of Company Common Stock subject to such Company Option multiplied by the Applicable Fraction. The exercise price per share of Buyer Common Stock purchasable under each such option will be equal to the exercise price of the Company Option divided by the Applicable Fraction. All other terms of the Company Option will remain unchanged.

         1.5 FRACTIONAL SHARES. No fraction of a Conversion Share will be issued by virtue of the Merger, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a Conversion Share (after aggregating all fractional Conversion Shares to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) the price of a share of Buyer's Common Stock determined pursuant to Section 1.1.1 of the Plan, multiplied by (ii) the fraction of a Conversion Share to which each such holder would otherwise be entitled.

         1.6 NO FURTHER TRANSFER. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made.

         1.7 ESCROW. Of the aggregate number of Conversion Shares issuable by virtue of the Merger to a shareholder, Buyer shall deposit in escrow a number of Conversion Shares equal to ten percent (10%) of the total number of Conversion Shares issuable by virtue of the Merger to such shareholder (the "Escrowed Shares"), pursuant to the terms of a separate Escrow Agreement. In addition, ten percent (10%) of the shares of Buyer's Common Stock issued upon exercise of assumed Company Options will be deposited into escrow.

         1.8 DISSENTERS' RIGHTS. Holders of Dissenting Shares who have complied with all requirements for perfecting the rights of dissenting shareholders as set forth in Section 1300 et. seq. of the California Law shall be entitled to their rights under the California Law.

         1.9 SURVIVING CORPORATION. Dr. Design, Inc., a California corporation, will be the surviving corporation of the Merger.

2.       SURRENDER OF CERTIFICATES

         2.1 SURRENDER AND EXCHANGE OF OUTSTANDING CERTIFICATES. As soon as practicable after the Effective Time, each holder of a certificate or certificates representing Company Shares issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall surrender such certificate(s) to Buyer's transfer agent. Thereupon, each such holder shall be entitled to receive in exchange therefor the number of shares of Buyer's Common Stock represented by such certificate(s), less the Escrowed Shares. Buyer's transfer agent shall issue to the Company's shareholders certificates for the shares of Buyer's Common Stock issuable to the Company's shareholders in the Merger as soon as practicable following such surrender. Each certificate which immediately before the Effective Time evidenced Company Shares shall, from and after the Effective Time until such certificate is surrendered to Buyer, or its transfer agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration described above; provided, however, that until such certificate is so surrendered by the holder thereof, no dividend or other distribution payable to such holder after the Effective Time shall be paid in respect of such certificates.

3.       TERMINATION AND AMENDMENT

         3.1 TERMINATION. Notwithstanding the approval of this Agreement by the shareholders of Newco and Company, this Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Newco and Company, and will terminate in the event the Plan is terminated in accordance with its terms. In the event of the termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no liability on the part of either Buyer, Newco and Company or their respective officers and directors, except as otherwise provided in the Plan.

         3.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

4.       MISCELLANEOUS

         4.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         4.2 PLAN. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

         4.3 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (irrespective of its choice of law principles).

         4.5 FURTHER ASSIGNMENTS. After the Effective Time, Company and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to Newco's property or rights in Company and otherwise to carry out the purposes of the Plan, in the name of Newco or otherwise.

5.       SERVICE OF PROCESS

         After the Effective Time, the Company agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Newco, as well as for enforcement of any obligation of Company arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of ss. 262 of the Delaware General Corporation Law, and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which copies of any such service of process upon the Secretary of State shall be mailed to is:

                                          Dr. Design, Inc.
                                          5415 Oberlin Drive
                                          San Diego, CA  92121
                                          Attn: President






                    [THE REST OF THIS PAGE HAS INTENTIONALLY
                                BEEN LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


DR. DESIGN, INC.


By:                                            By:
    -------------------------------------         ------------------------------
      Sharon Pinto, Vice President                 Laura Thompson, Secretary



ISI PURCHASING CORPORATION


By:                                            By:
    -------------------------------------         ------------------------------
     David St. Charles, President                 Narendra Gupta, Secretary







                      SIGNATURE PAGE TO AGREEMENT OF MERGER

                                    EXHIBIT 1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                               OF DR. DESIGN, INC.

                             CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER



         Marco Thompson and Laura Thompson certify that:

                  1. They are the President and Secretary, respectively, of DR. DESIGN, INC., a California corporation (the "Company").

                  2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the Company.

                  3. The Company has three (3) authorized classes of shares, designated as Class A Common Stock, Class B Common Stock and Preferred Stock. There are no issued and outstanding shares of Class B Common Stock or Preferred Stock of the Company entitled to vote on the Agreement of Merger. The total number of issued and outstanding shares of the Class A Common Stock of the Corporation entitled to vote on the Agreement of Merger was 2,555,720.

                  4. The percentage vote required for Common Stock was more than 50% of the outstanding shares of the Common Stock.

                  5. The Agreement of Merger was approved by the vote of a number of shares of Common Stock of the Company which equaled or exceeded the vote required.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                  Executed  at San Diego,  California,  this __ day of  January,
1996.


---------------------------                        -----------------------------
Marco Thompson, President                          Laura Thompson, Secretary

                             CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER



         David St. Charles and Narendra Gupta certify that:

                  1. They are the President and Secretary, respectively, of ISI Purchasing Corporation, a Delaware corporation ("Newco").

                  2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of Newco.

                  3. Newco has one class of shares authorized, designated as Common Stock. The total number of issued and outstanding shares of the Common Stock of the Corporation entitled to vote on the Agreement of Merger was 1,000.

                  4. The percentage vote required for Common Stock was more than 50% of the outstanding shares of the Common Stock.

                  5. The Agreement of Merger was approved by the vote of a number of shares of Common Stock of Newco which equaled or exceeded the vote required.

                  6. No vote of the shareholders of Integrated Systems, Inc., the parent corporation of Newco and the corporation whose equity securities are being issued in the merger, is required.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                  Executed at Santa Clara, California, this __ day of January, 1996.


-------------------------------                   ------------------------------
David St. Charles, President                      Narendra Gupta, Secretary

                               AGREEMENT OF MERGER
                                       OF
                           ISI PURCHASING CORPORATION
                                       AND
                                DR. DESIGN, INC.

         This Agreement of Merger (this "Agreement") is entered into as of January 26, 1996 by and between ISI Purchasing Corporation, a Delaware corporation ("Newco") and a wholly-owned subsidiary of Integrated Systems, Inc., a California corporation ("Buyer"), and Dr. Design, Inc., a California corporation (the "Company").

                                    RECITALS

         A. Buyer, Newco and Company have entered into an Agreement and Plan of Reorganization, dated as of December 14, 1995 (the "Plan"), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby, in accordance with the General Corporation Law of California (the "California Law"). All capitalized terms not herein defined shall have the meaning ascribed to them in the Plan.

         B. The Boards of Directors of Buyer, Newco and Company have determined it to be advisable and in the respective best interests of Buyer, Newco and Company and their respective shareholders that Newco be merged with and into Company (the "Merger") so that Company will be the surviving corporation of the Merger.

         NOW, THEREFORE, Newco and Company hereby agree as follows:

1.       THE MERGER

         At the time of the filing of this Agreement (together with the Officers' Certificates attached hereto) with the Secretary of State of the States of California and Delaware (the "Effective Time"), Newco will be merged with and into Company, and Company shall continue as the surviving corporation (following the Merger, the Company is hereinafter sometimes referred to as the "Surviving Corporation"), pursuant to the terms and conditions of this Agreement and in accordance with applicable provisions of the laws of the States of Delaware and California as follows:

         1.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Company immediately prior to the Effective Time, without amendment thereto, shall be the Articles of Incorporation of the Surviving Corporation.

         1.2 BYLAWS. The Bylaws of Company immediately prior to the Effective Time, without amendment thereto, shall be the Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation thereafter may be amended in accordance with their terms, the Articles of Incorporation of the Surviving Corporation and as provided by the California Law.

         1.3 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Company, each of the issued and outstanding shares of Company's Common Stock (the "Company Shares") (other than any shares held by persons exercising dissenters' rights in accordance with Chapter 13 of the California Law ("Dissenting Shares")) shall be converted into the right to receive, subject to the provisions of Section 1.1.1 of the Plan, 0.148612 (the "Applicable Fraction") shares of fully paid and nonassessable Buyer's Common Stock (the "Conversion Shares").

         1.4 ASSUMPTION OF OPTIONS. At the Effective Time, each option to purchase shares of Company Common Stock (the "Company Options") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of any holder thereof, be assumed by Buyer and become exercisable for the number of shares of Buyer's Common Stock that equals the number of shares of Company Common Stock subject to such Company Option multiplied by the Applicable Fraction. The exercise price per share of Buyer Common Stock purchasable under each such option will be equal to the exercise price of the Company Option divided by the Applicable Fraction. All other terms of the Company Option will remain unchanged.

         1.5 FRACTIONAL SHARES. No fraction of a Conversion Share will be issued by virtue of the Merger, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a Conversion Share (after aggregating all fractional Conversion Shares to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) the price of a share of Buyer's Common Stock determined pursuant to Section 1.1.1 of the Plan, multiplied by (ii) the fraction of a Conversion Share to which each such holder would otherwise be entitled.

         1.6 NO FURTHER TRANSFER. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made.

         1.7 ESCROW. Of the aggregate number of Conversion Shares issuable by virtue of the Merger to a shareholder, Buyer shall deposit in escrow a number of Conversion Shares equal to ten percent (10%) of the total number of Conversion Shares issuable by virtue of the Merger to such shareholder (the "Escrowed Shares"), pursuant to the terms of a separate Escrow Agreement. In addition, ten percent (10%) of the shares of Buyer's Common Stock issued upon exercise of assumed Company Options will be deposited into escrow.

         1.8 DISSENTERS' RIGHTS. Holders of Dissenting Shares who have complied with all requirements for perfecting the rights of dissenting shareholders as set forth in Section 1300 et. seq. of the California Law shall be entitled to their rights under the California Law.

2.       SURRENDER OF CERTIFICATES

         2.1 SURRENDER AND EXCHANGE OF OUTSTANDING CERTIFICATES. As soon as practicable after the Effective Time, each holder of a certificate or certificates representing Company Shares issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall surrender such certificate(s) to Buyer's transfer agent. Thereupon, each such holder shall be entitled to receive in exchange therefor the number of shares of Buyer's Common Stock represented by such certificate(s), less the Escrowed Shares. Buyer's transfer agent shall issue to the Company's shareholders certificates for the shares of Buyer's Common Stock issuable to the Company's shareholders in the Merger as soon as practicable following such surrender. Each certificate which immediately before the Effective Time evidenced Company Shares shall, from and after the Effective Time until such certificate is surrendered to Buyer, or its transfer agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration described above; provided, however, that until such certificate is so surrendered by the holder thereof, no dividend or other distribution payable to such holder after the Effective Time shall be paid in respect of such certificates.

3.       TERMINATION AND AMENDMENT

         3.1 TERMINATION. Notwithstanding the approval of this Agreement by the shareholders of Newco and Company, this Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Newco and Company, and will terminate in the event the Plan is terminated in accordance with its terms. In the event of the termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no liability on the part of either Buyer, Newco and Company or their respective officers and directors, except as otherwise provided in the Plan.

         3.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

4.       MISCELLANEOUS

         4.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         4.2 PLAN. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

         4.3 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (irrespective of its choice of law principles).

         4.5 FURTHER ASSIGNMENTS. After the Effective Time, Company and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to Newco's property or rights in Company and otherwise to carry out the purposes of the Plan, in the name of Newco or otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                                          DR. DESIGN, INC.


 ___________________________     By:      _____________________________
 Laura Thompson, Secretary                       Marco Thompson, President



                                          NEWCO


 ___________________________     By:      _____________________________
 Narendra Gupta, Secretary                       David St. Charles, President











                      SIGNATURE PAGE TO AGREEMENT OF MERGER

                                    EXHIBIT 1



                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                               OF DR. DESIGN, INC.

                             CERTIFICATE OF APPROVAL


                                       OF

                               AGREEMENT OF MERGER



         Sharon Pinto and Laura Thompson certify that:

                  1. They are the Vice President and Secretary, respectively, of DR. DESIGN, INC., a California corporation (the "Company").

                  2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the Company.

                  3. The Company has three (3) authorized classes of shares, designated as Class A Common Stock, Class B Common Stock and Preferred Stock. There are no issued and outstanding shares of Class B Common Stock or Preferred Stock of the Company entitled to vote on the Agreement of Merger. The total number of issued and outstanding shares of the Class A Common Stock of the Corporation entitled to vote on the Agreement of Merger was 2,555,720.

                  4. The percentage vote required for Common Stock was more than 50% of the outstanding shares of the Common Stock.

                  5. The Agreement of Merger was approved by the vote of a number of shares of Common Stock of the Company which equaled or exceeded the vote required.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                  Executed  at San Diego,  California,  this __ day of  January,
1996.


---------------------------------                  -----------------------------
Sharon Pinto, Vice President                       Laura Thompson, Secretary

                                                                     EXHIBIT 1.4


                                ESCROW AGREEMENT



                This Escrow Agreement (this "Agreement") is entered into as of December 14, 1995, by and among Integrated Systems, Inc., a California corporation ("ISI"), those individuals listed on Exhibit A, attached hereto, who are the principal shareholders (the "Holders") of Dr. Design, Inc., a California corporation ("DDI"), Marco J. Thompson as Representative of the Holders ("Representative") and Chemical Trust Company of California, a California corporation, as "Escrow Agent".

                A. DDI and ISI have entered into an Agreement and Plan of Reorganization dated as of December 14, 1995 (the "Plan") pursuant to which ISI Purchasing Corporation, a wholly owned subsidiary of ISI ("Newco") will merge with and into DDI, with DDI surviving the merger as a wholly owned subsidiary of ISI. The capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Plan. A copy of the Plan is simultaneously being delivered to the Escrow Agent.

                B. Pursuant to the Plan, an aggregate of 371,607 shares of ISI Common Stock are to be issued in the Merger to the Holders.

                C. The Plan provides for shares equaling ten percent (10%) of the shares of ISI Common Stock that are issued in the Merger to the Holders and ten percent (10%) of the shares issuable upon exercise of the DDI Options assumed by ISI (the "Escrow Shares") to be deducted from the shares of ISI Common Stock issued to the Holders and placed in an escrow account (the "Escrow Account") to secure certain indemnification obligations of DDI to ISI and other Indemnified Persons (as defined in Section 10.2 of the Plan) under the Plan on the terms and conditions set forth herein. The Escrow Shares required to be deposited in the Escrow Account pursuant to this Agreement are shown on Exhibit A attached hereto.

                D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Account.

                NOW, THEREFORE, the parties hereto hereby agree as follows:

                1.       ESCROW AND INDEMNIFICATION

                         (a) Escrow of Shares. Promptly after the Effective Time
of the Merger, ISI or its transfer agent will deposit the Escrow Shares with the Escrow Agent, who will hold them in escrow as collateral for the indemnification obligations of the Holders under Section 10.2 of the Plan until the Escrow Agent is required to release such Escrow Shares pursuant to the terms of this Agreement. The Escrow Shares will include "Additional Escrow Shares" as that term is defined in Section 2(b) of this Agreement. The Escrow Shares shall at all times be free from and not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in escrow subject to the terms and conditions of this Agreement.

                         (b)  Indemnification.  ISI  and the  other  Indemnified
Persons are indemnified pursuant to the terms of Section 10.2 of the Plan (which terms are incorporated herein by reference) from and against any Damages, as defined in the Plan, subject to the limitations set forth in Section 10.2 of the Plan and herein. (For purposes of this Agreement, references to ISI will include all other Indemnified Persons, as applicable.) The Escrow Shares will be security for this indemnity obligation, subject to the limitations, and in the manner provided, in Sections 1.4 and 10.2 of the Plan and this Agreement. Promptly after the receipt by ISI of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under the Plan, ISI will give the Representative and the Escrow Agent written notice of such claim, damage, legal action or proceeding (a "Claim") in accordance with Section 3 hereof. Notwithstanding the foregoing, ISI may not make any Claim for Damages under Section 10.2 of the Plan after the Final Release Date, as defined in
Section 2(c) hereof. Within five (5) days of delivery of such written notice, the Representative may, with ISI's written consent, which shall not be unreasonably withheld, at the expense of the Holders, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement. If the Representative makes the foregoing election, ISI will have the right to participate at its own expense in all proceedings. If the Representative does not make such election, ISI shall be free to handle the prosecution or defense of any such Claim and will notify the Representative of the progress of any such Claim, will permit the Representative, at the sole cost of the Representative, to participate in such prosecution or defense and will provide the Representative with reasonable access to all relevant information and documentation relating to the Claim and ISI's prosecution or defense thereof. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either ISI (if the Representative defends the Claim) or the Representative (if ISI defends the Claim), such consent not to be unreasonably withheld.

                         (c) Limitation on Liability. The maximum liability of a
Holder under Section 10.2 of the Plan and under this Agreement (other than for intentional fraud or willful misconduct), and ISI's sole and exclusive remedy under Section 10.2 of the Plan and under this Agreement will be the number of Escrow Shares set forth next to each such Holder's name on Exhibit A.

                2.       DEPOSIT OF ESCROW SHARES; RELEASE FROM ESCROW.

                         (a) Delivery of Escrow Shares. On the Closing Date, the
Escrow Shares allocable to a Holder (the "Initial Escrow Shares") will be delivered by ISI's transfer agent to the Escrow Agent in the form of duly authorized stock certificates issued in the respective names of the Holder thereof together with endorsed stock powers. On the Closing Date, each of the Holders will deliver to ISI's transfer agent a duly endorsed stock power bearing a medallion stamp guarantee in the form of Exhibit B attached hereto. In addition, upon exercise by a Holder after the Closing Date and prior to the Final Release Date of any DDI stock options assumed by ISI pursuant to the Plan, ISI will deliver to the Escrow Agent the Escrow Shares attributable to such option exercise. In the event ISI issues any Additional Escrow Shares (as defined below), such shares will be issued and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered on the Closing Date.

                         (b) Dividends,  Voting and Rights of Ownership.  Except
for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Code ("Additional Escrow Shares"), any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed currently by ISI to each Holder. The Holder will have the right to vote the Escrow Shares deposited in the Escrow Account for the account of such Holder so long as such Escrow Shares are held in escrow, and ISI will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Holder will retain and will be able to exercise all other incidents of ownership of said Escrow Shares that are not inconsistent with the terms and conditions hereof.

                         (c)  Distribution  to Holder.  Within five (5) business
days after (a) public release of ISI's audited financial results together with a report thereon from ISI's independent auditors covering the combined results of ISI and DDI for the first fiscal year of ISI ending after the Closing Date, for items expected to be encountered in the audit process (but such period to end no later than one (1) year from the Closing Date), provided that ISI shall have a reasonable period of time, not to exceed ninety (90) days, to review the audit results to determine if any claim for Damages exists under Section 10.2 of the Plan and ISI shall provide notice of any Claim hereof within the ninety (90) day period, a copy of which press release shall be immediately provided to the Escrow Agent by ISI, and (b) twelve (12) months after the Closing Date for all other items (the "Final Release Date"), the Escrow Agent will release from escrow to each Holder his Escrow Shares, plus all Additional Escrow Shares, less
(A) any Escrow Shares delivered to ISI in accordance with Section 4 hereof in satisfaction of Claims by ISI and (B) any Escrow Shares subject to delivery to ISI in accordance with Section 4 hereof with respect to any then pending but unresolved Claims of ISI. Any Escrow Shares held as a result of clause (B) will be released to the Holder or released to ISI for cancellation (as appropriate) promptly upon resolution of each specific Claim involved.

                         (d) Release of Shares.  The Escrow  Shares will be held
by the Escrow Agent until required to be released pursuant to Section 2(c) above. Within five (5) business days after the release condition is met, Escrow Agent will deliver to the Holders the requisite number of Escrow Shares to be released on such date as identified by ISI and the Representative to the Escrow Agent in writing. Such delivery will be in the form of stock certificate(s) issued in the name of such Holders. ISI and the Representative undertake to deliver a timely notice to the Escrow Agent identifying the number of Escrow Shares to be released within such five (5) day period. ISI will take such action as may be necessary to cause stock certificates to be issued in the name of the Holders. In the event any Escrow Shares are subject to Rule 145 resale restrictions, certificates representing Escrow Shares held for the account of the Holders who were affiliates of DDI on the date of the Plan or thereafter will bear a legend indicating such resale restrictions. Cash will be paid in lieu of fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by the price determined pursuant to Section 1.1.1 of the Plan (such price being hereafter referred to as the "Closing Price"). Within five (5) business days after written request from the Representative, ISI will submit a certified schedule of the cash amounts payable for fractional shares and will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

                         (e) No Encumbrance.  No Escrow Shares or any beneficial
interest therein may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Holder (other than such Holder's obligations under Section 10.2 of the Plan), prior to the delivery to such Holder of the Escrow Shares by the Escrow Agent.

                         (f) Power to Transfer  Escrow Shares.  The Escrow Agent
is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. ISI will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

                3.       NOTICE OF CLAIM.

                         (a)  Each  notice  of a Claim by ISI  (the  "Notice  of
Claim") will be in writing and will contain the following information to the extent it is reasonably available to ISI:

                                   (i)  ISI's   good  faith   estimate   of  the
reasonably foreseeable maximum amount of the alleged Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against ISI or DDI based on alleged facts, which if true, would constitute a breach of DDI's representations and warranties); and

                                   (ii) A brief description in reasonable detail
of the facts, circumstances or events giving rise to the alleged Damages based on ISI's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to ISI) and copies of any formal demand or complaint.

                         (b) The  Escrow  Agent  will  not  transfer  any of the
Escrow Shares held in the Escrow Account to ISI pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4 below.

                4. RESOLUTION OF NOTICE OF CLAIM AND TRANSFER OF ESCROW SHARES. Any Notice of Claim received by the Representative and the Escrow Agent pursuant to Section 3 above will be resolved as follows:

                         (a)   Uncontested   Claims.   In  the  event  that  the
Representative does not contest a Notice of Claim in writing to the Escrow Agent and ISI and does not pay the amount demanded within thirty (30) calendar days after a Notice of Claim containing a statement of the claimed Damages is delivered pursuant to Section 4(b) below, the Escrow Agent will immediately transfer to ISI for cancellation that number of Escrow Shares having a value (determined pursuant to Section 4(c) hereof) equal to the amount of Damages specified in the Notice of Claim which will be allocated among the Holders in proportion to their percentage interests in the Escrow Shares set forth on Exhibit A, and will notify the Representative of such transfer.

                         (b)   Contested   Claims.   In  the   event   that  the
Representative gives written notice contesting all, or a portion of, a Notice of Claim to ISI and the Escrow Agent (a "Contested Claim") within the 30-day period provided above, matters that are subject to third party claims brought against ISI or DDI in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 4(a). The final decision of the arbitrator or judge will be furnished to the Escrow Agent, the Representative and ISI in writing and will constitute a conclusive determination of the issue in question, binding upon the Holders and ISI. After notice that the Notice of Claim is contested by the Representative, the Escrow Agent will continue to hold in the Escrow Account Escrow Shares having a value (determined pursuant to Section 4(c) hereof) sufficient to cover such Claim (notwithstanding the expiration of the Final Release Date) until (i) execution of a settlement agreement by ISI and the Representative setting forth a resolution of the Notice of Claim, or (ii) receipt of a copy of the final award of the arbitrator or judge.

                                   (i) Arbitration. Any Contested Claim shall be
settled by arbitration in Santa Clara County, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim.

                                   (ii)  Compensation  of  Arbitrator.  Any such
arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                                   (iii)  Selection of Arbitrator.  The American
Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are qualified to handle any Claim made hereunder.

                                   (iv)  Payment of Costs.  ISI and the  Holders
will each pay fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, and the arbitrator will be authorized to make such determinations. DDI's liability for such fees and expenses of arbitration will be paid by ISI and will be recovered as a Claim hereunder out of the Escrow Shares.

                                   (v) Burden of Proof. For any Arbitrable Claim
submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                                   (vi)  Award.   Upon  the  conclusion  of  any
arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                                   (vii) Terms of  Arbitration.  The  arbitrator
chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Plan.

                                   (viii)    Exclusive    Remedy.    Except   as
specifically otherwise provided in this Agreement or the Plan, arbitration will be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Agreement.

                         (c) Determination of Amount of Claims.  Any amount owed
to ISI hereunder, determined pursuant to Section 4(a) or (b) above, will be immediately payable to ISI out of the Escrow Shares then held by the Escrow Agent on a pro rata basis between the Holders at a per share value for all Escrow Shares equal to the Closing Price of ISI Common Stock ($34.20).

                         (d) No Exhaustion of Remedies. ISI need not exhaust any
other remedies that may be available to it but shall proceed directly in accordance with the provisions of this Agreement. ISI may institute Claims against the Escrow Shares and in satisfaction thereof may recover Escrow Shares, in accordance with the terms of this Agreement, without making any other Claims directly against the Holders and without rescinding or attempting to rescind the transactions consummated pursuant to the Plan. The assertion of any single Claim for indemnification hereunder will not bar ISI from asserting other Claims hereunder.

                5.       LIMITATION OF ESCROW AGENT'S LIABILITY.

                         (a) The  Escrow  Agent  will  incur no  liability  with
respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

                         (b)  In the  event  conflicting  demands  are  made  or
conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 9 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and ISI will pay the Escrow Agent all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this
Section 5 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 8 hereof). ISI shall be entitled to reimbursement from the Holders of any extraordinary fees and expenses of Escrow Agent in the event ISI prevails in such dispute pursuant to Section 8 hereof.

                         (c) Each other  party  hereto,  jointly  and  severally
(each an "Indemnifying Party" and together the "Indemnifying Parties"), hereby covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, Escrow Agent's officers, directors, employees, counsel and agents (severally and collectively, "Escrow Agent"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by Escrow Agent (and/or any of its officers, directors, employees, counsel or agents) relating in any way to this Agreement or Escrow Agent's services hereunder. This indemnity shall exclude gross negligence and willful misconduct on Escrow Agent's part. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                         (d) Each Indemnifying  Party may participate at its own
expense in the defense of any claim or action that may be asserted against Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, Escrow Agent's retention of separate counsel shall be reimbursable as herein above provided. Escrow Agent's right to indemnification hereunder shall survive Escrow Agent's resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

                         (e) Escrow Agent hereby warrants that Escrow Agent will
notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow Agent, or any action commenced against Escrow Agent, within ten
(10) business days after Escrow Agent's receipt of written notice of such claim. However, Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 5.

                         (f)  Escrow  Agent  may  execute  any of its  powers or
responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. The Escrow Agent shall have no liability for the conduct of any outside attorneys, accountants or other similar professionals it retains. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of California.

                6. NOTICES. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and will be deemed delivered (i) when personally served or when delivered by telex or facsimile (to the telex or facsimile number of the person to whom the notice is given), (ii) the first business day following the date of deposit with an overnight courier service or
(iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified, postage prepaid, addressed as follows:

If to the Escrow Agent:           Chemical Trust Company of California
                                  50 California Street, 10th Floor
                                  San Francisco, CA 94111

                                  Attn:  Corporate Trust Department

If to ISI:                        Integrated Systems, Inc.
                                  3260 Jay Street
                                  Santa Clara, California 95054
                                  Attn:  Chief Financial Officer

With a copy to:                   Fred M. Greguras, Esq.
                                  Fenwick & West
                                  Two Palo Alto Square, Suite 800
                                  Palo Alto, California 94306

If to the Representative:         Marco J. Thompson
                                  5415 Oberlin Drive
                                  San Diego, CA 92121

With a copy to:                   Frederick T. Muto
                                  Cooley, Godward, Castro, Huddleson & Tatum
                                  4365 Executive Drive, Suite 1200
                                  San Diego, CA 92121-2128
                                  Phone: (619) 550-6000
                                  Fax: 619-453-3555

or to such other address as ISI, the Representative or the Escrow Agent, as the case may be, designates in a writing delivered to each of the other parties hereto.

                7.       GENERAL.

                         (a) Governing  Law,  Assigns.  This  Agreement  will be
governed by and construed in accordance with the internal laws of the State of California without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                         (b) Counterparts. This Agreement may be executed in two
or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                         (c) Entire Agreement.  Except as otherwise set forth in
the Plan and the Agreement of Merger, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                         (d)  Waivers.  No  waiver  by any  party  hereto of any
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                         (e) Tax  Identification  Numbers.  Each  party  hereto,
other than the Escrow Agent, shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service prior to the execution of this Agreement.

                8. EXPENSES OF ESCROW AGENT. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by ISI upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses (including the fees or expenses of counsel to the Escrow Agent) incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a Notice of Claim, will be paid by ISI upon receipt of a written invoice by Escrow Agent. The Holders will be liable for any extraordinary fees and expenses of the Escrow Agent arising in connection with a dispute hereunder, in the event ISI prevails in such dispute. Such extraordinary fees and expenses will be paid by ISI and recovered as a Claim hereunder out of the Escrow Shares. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

                9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than ten (10) days following such notice date of when such resignation will take effect. ISI will designate a successor Escrow Agent prior to the expiration of such ten-day period by giving written notice to the Escrow Agent and the Representative. ISI may appoint a successor Escrow Agent without the consent of the Representative so long as such successor is a bank with assets of at least Fifty (50) Million Dollars, and may appoint any other successor Escrow Agent with the consent of the Representative, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Shares to such designated successor.

                10. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Plan. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than California. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

                11. AMENDMENT. This Agreement may be amended by the written agreement of ISI, the Escrow Agent and the Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by ISI and the Representative, the Escrow Agent will resign and ISI will appoint a successor Escrow Agent in accordance with Section 9 above. No amendment of the Plan shall increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

                12. HOLDERS' REPRESENTATIVE. For purposes of this Agreement, the Holders hereby consent to the appointment of the Representative, as representative of the Holders, and as the attorney-in-fact for and on behalf of each Holder, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to ISI of the Escrow Shares, or any portion thereof, in satisfaction of Claims, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any Claims and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative will have unlimited authority and power to act on behalf of each Holder with respect to this Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement so long as all Holders are treated in the same manner. The Holders will be bound by all actions taken by the Representative in connection with this Agreement, and ISI will be entitled to rely on any action or decision of the Representative. In performing his functions hereunder, the Representative will not be liable to the Holders in the absence of gross negligence or willful misconduct. The Representative may resign from such position, effective upon a new representative being appointed in writing by Holders who beneficially own a majority of the Escrow Shares. The Representative will not be entitled to receive any compensation from ISI or the Holders in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative, including reasonable expenses of counsel and other experts employed on behalf of the Holders in connection with any actions taken pursuant to the terms of this Agreement or to enforce the rights of the Holders under this Agreement will be paid by the Holders to the Representative in proportion to their percentage interests in the Escrow Shares set forth on Exhibit A through the release to the Representative of Escrow Shares equal in value to the amount of such costs and expenses incurred.

                IN  WITNESS  WHEREOF,   the  parties  have  duly  executed  this
Agreement as of the day and year first above written.


INTEGRATED SYSTEMS, INC.                    REPRESENTATIVE


By:                                         By:
     ---------------------------------          --------------------------------
                                                    Marco J. Thompson
Its:
     ---------------------------------          --------------------------------



ESCROW AGENT                                HOLDERS

--------------------------------------          --------------------------------


                                                --------------------------------

By:
     ---------------------------------          --------------------------------
      Authorized Signatory



                       SIGNATURE PAGE TO ESCROW AGREEMENT

HOLDERS

---------------------------------            ---------------------------------
Signature                                    Signature
---------------------------------            ---------------------------------
Printed Name                                 Printed Name


---------------------------------            ---------------------------------
Signature                                    Signature
---------------------------------            ---------------------------------
Printed Name                                 Printed Name


---------------------------------            ---------------------------------
Signature                                    Signature
---------------------------------            ---------------------------------
Printed Name                                 Printed Name


---------------------------------            ---------------------------------
Signature                                    Signature
---------------------------------            ---------------------------------
Printed Name                                 Printed Name


---------------------------------            ---------------------------------
Signature                                    Signature
---------------------------------            ---------------------------------
Printed Name                                 Printed Name


---------------------------------            ---------------------------------
Signature                                    Signature
---------------------------------            ---------------------------------
Printed Name                                 Printed Name

                       SIGNATURE PAGE TO ESCROW AGREEMENT



                                    EXHIBIT A



             Holder                    DDI Shares        Total ISI Shares*       Escrow Shares
             ------                    ----------        -----------------       --------------
Thompson, Marco                        2,018,368            291,754                 29,175

Preuss, Peter                            137,500             20,434                  2,043

Hannan, Cecil and  Molly                 137,500             20,434                  2,043

Kriss, Richard                           125,000             18,576                  1,857

Gauthier, Catherin                        76,602             11,383                  1,138

Bradbury, Colin                           30,000              4,458                    445

Johnson, Steve                            15,000              2,229                    222

Teplitsky, Simon                           5,500                817                     81

Lowell, Robert                             5,000                743                     74

Yarnall, Ronald                            2,500                371                     37

(Ramsey), Lisa-Miller Klizner              2,500                371                     37

Allen, Sara                                  250                 37                      3
                                      ==========         ================        ==============

                                       2,555,720            371,607                 37,155

* The share numbers in this column are net of fractional shares for which cash is being paid.

                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

         In connection with the merger of Dr. Design, Inc. ("DDI") with a wholly owned subsidiary ("Sub") of Integrated Systems, Inc. ("ISI"), the undersigned is receiving shares of ISI Common Stock in respect of the shares of DDI Common Stock held by the undersigned prior to the merger.

         FOR VALUE RECEIVED, and pursuant to that certain Agreement and Plan of Reorganization dated as of December 14, 1995 between DDI, Sub and ISI (the "Plan") and that certain Escrow Agreement dated as of December 14, 1995 executed in connection therewith (the "Agreement"), the undersigned hereby assigns and transfers unto Chemical Trust Company of California, as Escrow Agent (the "Agent") pursuant to the Plan and the Agreement, ________ shares (the "Shares") of the Common Stock of ISI.

         The undersigned does hereby irrevocably constitute the Agent, as attorney-in-fact, with full power of substitution and re-substitution, to hold such Shares in escrow and to transfer such shares on the books of ISI in the event that all or a portion of the Shares are retained by ISI in accordance with the Agreement in satisfaction of the undersigned's indemnification obligations under the Plan. The undersigned hereby acknowledges that the Shares will be held in escrow until required to be released pursuant to the Agreement and that the number of Shares released from escrow will be equal to the number of Shares listed above less any amount retained in satisfaction of Claims as set forth in the Agreement.

Dated:  January __, 1996


HOLDER

---------------------------------
Signature

---------------------------------
Printed Name




[Medallion stamp bank guarantee of signature]

                                                                   EXHIBIT 4.19A

                       OFFICE BUILDING PURCHASE AGREEMENT

         0. Introduction and Definitions. Marco and Laura Thompson (collectively "SELLER") own the real property described in ATTACHMENT A and all improvements, fixtures, window coverings, and all related rights (collectively the "PROPERTY") and by this Agreement commit to sell the Property to Integrated Systems, Inc., a California corporation ("BUYER"), which by this Agreement commits to purchase the Property, all on the terms and conditions set forth below. The Property is encumbered by a deed of trust in favor of the Small Business Administration securing the repayment by Seller of approximately four hundred thousand dollars as well as by a deed of trust in favor of the Bank of America in the approximate amount of four hundred thousand dollars, all pursuant to the documentation set forth in ATTACHMENT B (the "SBA ENCUMBRANCE" and "B OF A ENCUMBRANCE", respectively, and collectively the "LOAN ENCUMBRANCES"). Seller presently leases the Property to Dr. Design, Inc., a California corporation (the "TENANT"), pursuant to a lease dated January 1, 1989 (the "LEASE"). Upon the closing of this transaction, Buyer will acquire the Property; Buyer will pay off the Loan Encumbrances; and the Lease will be terminated. This Agreement is entered into as of January 15, 1996, which is referred to as the (effective) date of this Agreement below.

         1. Transfer. On the closing, Seller will convey to Buyer all of Seller's right, title and interest in the Property by grant deed in form acceptable to Buyer.

         2. Price. In consideration of the transfer of the Property by Seller upon closing, Buyer will pay off the outstanding indebtedness secured by the Loan Encumbrances. The estimated pay off amount for the B of A Encumbrance is approximately $371,000; the estimated pay off for the SBA Encumbrance is $424,406.87. No other form of payment will be due to Seller from Buyer or Tenant in connection with the transfer. Moreover, Seller will relinquish its rights to such number of shares of stock in Buyer as set forth in Section 4.19 of the Agreement and Plan of Reorganization dated December 14, 1995 (the "PLAN") in the amount by which the total sums paid by Buyer to the lenders in order to pay off the Loan Encumbrances exceed the recently appraised value of $515,000 (the "PRICE"). (The MAI appraisal is Exhibit 4.19B to the Plan.) In consideration of Seller's acceptance of the Price at the lower end of range of appraised values (the higher end being $540,000), Buyer will accept the Property with the physical deficiencies noted in Buyer's inspection report and listed in ATTACHMENT C, and Seller will have no obligation to correct such deficiencies or pay any sum or to reduce the Price on account of such deficiencies.

         3. Closing. The parties have established an escrow for the closing. Subject to the provisions of Paragraph 10 below, the closing will take place on January 26, 1996, at the offices of the escrow holder; provided that the date, time and/or place of the closing may be changed by mutual agreement of Buyer and Seller; and provided further that if any of the conditions to the closing set forth in Paragraph 6 below are not satisfied or waived by such time, the party to be benefited by such unsatisfied conditions shall have the right and option, but not the obligation, to extend the date of the Closing until a weekday selected by such party that is no more than five days following the subsequent satisfaction or waiver of such condition so long as the closing of the merger pursuant to the Plan is correspondingly delayed (the "DEADLINE").

         At the closing the following will occur:

                  a. Buyer will pay off the B of A Encumbrance and deposit the estimated pay off amount of the SBA Encumbrance into escrow (or simply take title subject to the SBA Encumbrance) pending receipt of the actual SBA pay off demand, and the lenders will reconvey their respective interests in the Property upon pay off.

                  b. Seller will convey marketable title to the Property subject only to the "PERMITTED Exceptions" as defined in Section 6(c)(4) below by executing and delivering the grant deed in form acceptable to Buyer and Seller.

                  c. Seller and Tenant will execute and deliver a Lease termination in form acceptable to Buyer and Seller.

                  d. Seller will commit to deliver all of the books and records related to the Property and its management to Buyer not previously delivered pursuant to Section 6(c)(6) below within ten days after the closing; provided that for a period of at least three years following the closing, Buyer will retain the originals of, and provide Seller reasonable access to, all books and records so received.

                   e. Seller will refund to Tenant its security deposit in the amount of $12,000 and a prorated amount of any rent and similar charges, which have been paid in advance.

           The  following  costs  associated  with the closing  will be borne by
Seller: title insurance, recording fees, similar charges of the escrow holder or recorder's office and any transfer taxes. Buyer and Seller will equally share the cost of escrow settlement and title charges. Other costs of the transaction will be borne by the respective party incurring the charge, such as attorneys' or experts' fees. All interest on funds in escrow will accrue to the benefit of Buyer.

         4. Due Diligence. Prior to closing, Buyer will have the right to conduct any investigation of the Property and related information it considers reasonable and may authorize third parties to assist in this process. Seller will arrange access to the Property and information as applicable on reasonable notice. Buyer will restore the Property to its original condition within a reasonable amount of time in the event that this purchase transaction does not close. Buyer will indemnify, defend and hold Seller harmless from any claims, loss, expense, or liability, including reasonable attorneys' fees, caused by Buyer's or such third parties' investigative activities at the Property.

         5. Representations and Warranties. Each of the parties makes the representations and warranties set forth for it below, hereby certifying that such representations and warranties are true and complete as of the date of this Agreement and will be true and complete as of the closing, and acknowledges that the other party will rely upon such representations and warranties in entering into and undertaking the respective obligations of this Agreement. Such representations and warranties will be true as of the closing and any claim for breach of any representation or warranty must be brought upon the earlier of two years after Buyer sells the Property or four years after the closing.

                    a.     Seller.   Seller represents and warrants that:

                              (1) Seller owns the Property free and clear of all
forms of claims, encroachments and liens of third parties, including governmental agencies, except the Permitted Exceptions, and Seller and Tenant have exclusive possessory rights to the Property prior to the Lease termination. To Seller's knowledge, there have been no improvements to the Property performed by third parties for which lien rights still exist.

                              (2) Seller  has the  requisite  authority  and has
obtained the consent of any third parties whose consent is required to convey title to the Property to Buyer under the terms of this Agreement and to enter into this Agreement, specifically excepting the SBA. Seller is not a "foreign person" within the meaning of 42 USC Section 1445(f)(3).

                              (3) Except for the Permitted Exceptions, Seller is
a not a party to or otherwise bound by any agreements or litigation imposing a material obligation on or otherwise affecting the Property, and the Property is not subject to any pending claims or governmental actions, nor to Seller's knowledge subject to any other material liabilities, other than the Permitted Exceptions and as disclosed in Attachment C. Seller is not in default of any of the contracts or agreements referred to above, including the SBA Encumbrance. Seller has entered into no brokerage commitments with third parties concerning the Property.

                              (4) To Seller's  knowledge and except as set forth
in Attachment C, the Property is in compliance with all applicable laws with respect to its operation, use, occupancy and environmental conditions, other than laws with respect to handicap access, about which Seller has no knowledge. Environmental conditions include without limitation the presence of any material considered "hazardous" such as asbestos, PCB's and petroleum products at or around the Property. There are no hazardous materials at or around the Property, except for normal quantities of materials customarily used in offices. To Seller's knowledge, the building on the Property was constructed in accordance with the final plans and specifications which complied with then applicable law.

                              (5)  There  exist no  conditions  on the  Property
which could result in the early termination of casualty and liability insurance coverage on the Property, and Seller has received no notice from any insurer threatening early termination for any reason.

                              (6) (i) To Seller's knowledge, the improvements on
the Property are in good condition and its systems are in good working order, except as set forth in Attachment C; (ii) there are not presently pending any special assessment or condemnation proceedings or street alteration plans affecting the Property; (iii) adequate utility facilities and services are lawfully in place for the operation of the Property in its current uses; (iv) the Property is not within a coastal zone under the California Coastal Act or a special studies zone under the Alquist-Priolo Geologic Hazard Act; and (v) to Seller's knowledge, Seller has disclosed all material information concerning the Property to Buyer in a reasonably complete manner pursuant to this Agreement. Except for the express representations and warranties set forth in this Section 5(a), Seller is selling the Property "as is" and in its current state of repair.

                              (7) The Agreement  and all  documents  executed by
Seller which will be delivered to Buyer at the closing are, or at closing will be, legal, valid and binding obligations of Seller and do not, or will not at closing, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller is subject.


                  b.       Buyer.  Buyer represents and warrants that:

                              (1) It is duly organized and in goodstanding under
the laws of the state of California and has the requisite authority, and the consent of any third parties whose consent is required, to enter into this Agreement and to acquire the Property under the terms of this Agreement, specifically excluding the Small Business Administration and the Bank of America.

                              (2) All  requisite  action  of  Buyer's  Board  of
Directors necessary to authorize and implement this transaction has been duly taken.

                              (3)  Buyer  has not  entered  into  any  brokerage
commitments with third parties concerning the Property.

                              (4) The Agreement  and all  documents  executed by
Buyer which will be delivered to Seller at the closing are, or at closing will be, legal, valid and binding obligations of Buyer and do not, or will not at closing, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                     c. Indemnification. Each party will indemnify, defend and hold the other party (including such party's officers, directors, agents, employees attorneys and successors) harmless from all liability, loss or claim, including attorneys' and experts' fees and the diminution in value of the Property, arising from a misrepresentation or breach of warranty set forth above. In the event Buyer seeks a recovery from Seller pursuant to this paragraph, Buyer can elect to treat the claim as an additional claim of Buyer which can be adjusted under the holdback provisions of the Plan, in which case the number of shares due Seller would be correspondingly reduced. In the event title insurance covers a claim, then Buyer will first look to the title insurer for recovery. A party must give notice to the other of any claim for which indemnification is expected pursuant to this paragraph prior to the expiration of the "Escrow Period", as such term is defined in Section 1.4 of the Plan.

     6.  Conditions.

           a. Mutual. The respective obligations of the parties hereto are mutually conditioned on the occurrence (or each party's waiver of the occurrence) of simultaneous delivery of all items to be delivered at the closing pursuant to Paragraph 3 above. Moreover, the merger of Buyer's subsidiary and Tenant must be consummated (subject only to non discretionary, ministerial acts of third parties) pursuant to the Plan.

           b. Seller. Seller's obligations under this Agreement are further conditioned on the satisfaction of each of the following:

                  (1) All representations and warranties of Buyer under this Agreement are true and complete.

                  (2) All covenants of Buyer to be performed prior to the closing have been performed.

           c. Buyer. Buyer's obligations under this Agreement are further conditioned on the satisfaction of each of the following:

                  (1) All representations and warranties of Seller under this Agreement are true and complete.

                  (2) All covenants of Seller to be performed prior to the closing have been performed.

                  (3) The Property is in substantially the same condition, normal wear and tear excepted, as when Buyer approved its condition as set forth in Section 6(c)(6) below; however, in the event of physical damage to the Property for which there is adequate insurance proceeds, Seller will assign the proceeds to Buyer, which will waive the related condition.

                  (4) Buyer is satisfied with the condition of title to the Property. Seller has provided Buyer with a copy of a preliminary title report dated January 10, 1996 issued by Southland Title Company together with copies of all documents supporting any exceptions to title (the "REPORT"). By January 24, 1996, Buyer will review and approve or disapprove the Report and notify Seller of any objections to the condition of title. Seller will correct the condition of title to the satisfaction of Buyer prior to closing. Exceptions 1 through 6 of Exhibit B to the Report are "PERMITTED EXCEPTIONS" to the condition of title as well as any other conditions approved by Buyer in writing and set forth in Attachment C. Exceptions 7,8, and 9 of Exhibit B to the Report will be removed on or before closing. Buyer's failure to timely notify Seller of any other objections to the condition of title will be deemed an acceptance of such condition of title.

                  (5) On or before the closing, Buyer will have received evidence that the Title Company is prepared to issue a California Land Title Association owner's policy of title insurance in the amount of the Price showing title properly vested in Buyer subject only to the Permitted Exceptions.

                  (6) Buyer is satisfied with the status of the Property after completion of its due diligence review, including the physical condition of the Property. Within five days after the date of this Agreement, Seller will provide to Buyer copies of all written materials in Seller's possession or control which address the construction, condition or use of the Property, including without limitation, occupancy certificates, permits, soil and engineering reports, licenses, maintenance contracts, plans, specifications, leases, correspondence, governmental notices and brokerage commitments. Moreover, if Seller knows of the existence of any written material not in its possession or control, Seller will notify Buyer of such instances. After receipt of all the material, Buyer will promptly review such material, physically inspect the Property and approve or disapprove of the status of the Property. Buyer will approve or disapprove of the status of the Property by January 24, 1996.

           d. Failure of Condition. In the event of a failure of a condition, the aggrieved party can elect to extend additional time for the other party to cure the failure (thereby extending the Deadline) pursuant to Section 3 above, and thereafter, if the condition remains unsatisfied, can elect either terminate its obligations as set forth in Section 10 below or waive the failure. The waiver of a condition by one party will not release the other party from any other obligation of this Agreement, including those set forth in
 Section 5. In the event the lender under the SBA Encumbrance does not timely place a pay off demand into escrow in time to close prior to the Deadline, Buyer will acquire the Property subject to such remaining debt (meaning that Exception 8 of Exhibit B of the Report will become a Permitted Exception until pay off), in which case the parties will continue to use good faith efforts to secure such pay off demand after the closing and Buyer will pay off the SBA Encumbrance when such necessary documents are in order.

           e. Closing. Upon Buyer's acceptance of Seller's grant deed and the other deliveries and the tender by Seller of all payments required pursuant to
 Section 3, Seller will be deemed to have performed all of Seller's obligations under this Agreement, except those continuing obligations related to: (i) the representations and warranties and related indemnification undertakings set forth in Section 5; (ii) the cooperation obligations as set forth in Section 6(d); (iii) the confidentiality and consultation obligations as set forth in Sections 8 and 9; (iv) the miscellaneous obligations of Section 11; (v) the additional undertakings provided for in the Plan and the Price offset provisions of Section 2; and (vi) any supplemental undertakings made in writing in connection with the closing of this transaction. Upon Buyer's tender of the pay off amounts for the Loan Encumbrances and acceptance of Seller's grant deed and the other deliveries pursuant to Section 3, Buyer will be deemed to have performed all of its obligations under this Agreement, except those continuing obligations of Buyer corresponding to those of Seller in items (i) through (vi) above.

       7.Operations Through Closing. Seller represents that Seller has managed the Property in the ordinary course since December 14, 1995 and agrees through closing to continue to manage the Property in the ordinary course.

       8.Confidentiality. The parties, unless under compulsory process or obligation to disclose in connection the provisions of the Securities and Exchange Act of 1934, will maintain the confidentiality of the provisions of this agreement and all information exchanged pursuant to it, and no party will issue a press release in connection with this proposed transaction without the prior consent of all other parties. This covenant will not limit a party's ability to share relevant information with professional advisors, such as attorneys and accountants, and with any lender on the Property, however. Moreover, and notwithstanding any contrary provision of this Agreement, this covenant will survive any termination of this Agreement. Each party will promptly return all material provided by the other party pursuant to this Agreement, in the event that this Agreement does not close. Neither party will record this Agreement.

       9. Consultation. After the closing, Seller will provide, at no charge, up to five days of consultation with Buyer's facilities manager to assist an orderly transition of the management of the Property.

       10. Termination. This Agreement may be terminated (i) by the mutual agreement of all parties or (ii) if any of the conditions to the closing set forth in Paragraph 6 above are not satisfied and not waived in accordance herewith, by any party to be benefited by such unsatisfied and unwaived condition, in which case the termination shall occur upon notice by such party to all other parties or (iii) as otherwise provided in the Plan. Upon termination of this Agreement, all parties will be relieved of all further obligations hereunder; provided that any party whose breach of this Agreement resulted in such termination shall not be relieved of any liability resulting therefrom. Sections 11, 10, 8 and 4 will survive the termination of this Agreement.

       11. Miscellaneous. This Agreement (and the Plan) constitutes the entire agreement between the parties on the subject matter of this Agreement and may be amended only by a written amendment signed by all parties. All references to the Agreement will include the provisions of the attachments to this Agreement. This Agreement will be governed by California law as applied to contracts entered into between residents of California. The parties acknowledge that specific performance is an appropriate remedy for any breach of this Agreement. All parties will bear their own legal expenses in connection with the preparation of this Agreement and any modifications to it and the effectuation of the transactions contemplated, except as set forth in Section 3. This Agreement may be signed in counterparts, all of which together shall constitute a single agreement. The invalidity of any portion of this Agreement will not invalidate any other portion. No waivers permitted by this Agreement shall be implied by conduct, and a waiver of one condition or breach will not be deemed to be a waiver of a subsequent condition or breach. Time is of the essence in this Agreement. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan then the provisions of the Plan will supersede such provisions of this Agreement. Neither party can assign its rights under this Agreement without the consent of the other party. All notices must be in writing and delivered to Buyer as set forth in the Plan and delivered to Seller in care of Tenant as set forth in the Plan. In the event either party must seek legal recourse to enforce or interpret this Agreement, then the prevailing party will be entitled to recover attorneys' and experts' fees in addition to such other relief as the court may award. Finally, the parties agree to execute such other documents as may be necessary in the future in order to implement without additional risk or expense the provisions of this Agreement.

       12. Signatures.

Seller                                               Buyer

-----------------------------               ----------------------------------
Marco Thompson                              Integrated Systems, Inc.


                                            By:
-----------------------------                   ------------------------------
Laura Thompson                                              President

                                                                    ATTACHMENT A

          See the attached legal description from page 3 of the Report.
                         ------------------------------
                                                                    ATTACHMENT B

                See the attached Loan Encumbrances documentation.
                          -----------------------------
                                                                    ATTACHMENT C

1. Conditions to Seller's representations and warranties set forth in Section 5a(3): none.

2. Conditions to Seller's representations and warranties set forth in Section 5a(6): see the attached pages from Buyer's physical inspection report.

         3. Other Permitted Exceptions pursuant to Section 6b(4): none.

                                LEASE TERMINATION

 The undersigned parties, Marco and Laura Thompson (collectively "Landlord") and Doctor Design, Inc. (a California corporation, "Tenant"), entered into a lease dated January 1, 1989 for the improved real property located at 5415 Oberlin Drive, San Diego, California (the "Lease").

 By this agreement and effective only upon the closing of the Agreement for the sale of the real property by Landlord to Integrated Systems, Inc. (California), Landlord and Tenant terminate the Lease and release each other and the parties' respective officers, directors, employees, agents, shareholders, successors and assigns from liability under the Lease.

 In the event the Agreement for sale of the real property does not close, then this agreement is null and void.



Landlord                                 Tenant

-------------------------------          ---------------------------------
Marco Thompson                                   Doctor Design, Inc.

-------------------------------          ---------------------------------
Laura Thompson                                    By: President

                                                                    EXHIBIT 8.14

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

         THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT, dated as of December 14, 1995, (the "Non-Compete Agreement") is entered into by and among Dr. Design, Inc., a California corporation ("DDI"), Integrated Systems, Inc., a California corporation ("ISI") and Marco J. Thompson, a majority shareholder of DDI ("Thompson").


                              W I T N E S S E T H:

         WHEREAS, DDI has its principal place of business in San Diego, California and does business throughout the United States and internationally; and

          WHEREAS, ISI engages in the business of consulting, research and development of software products; and

         WHEREAS, DDI and ISI have entered into an Agreement and Plan of Reorganization dated as of December 14, 1995 (the "Merger Agreement"), whereby NewCo, a wholly owned subsidiary of ISI ("NewCo") will merge with and into DDI and, pursuant to the Merger Agreement, the outstanding shares of Common Stock of DDI will be converted into ISI Common Stock and ISI will assume the outstanding options to purchase shares of DDI Common Stock (the "DDI Options") in accordance with the terms and conditions of the DDI Options, such that the DDI Options will be exercisable for shares of ISI Common Stock (the "Merger"); and

         WHEREAS, execution and delivery of this Non-Compete Agreement is a condition to consummating the transactions contemplated by the Merger Agreement and the parties hereto recognize and acknowledge the interest of DDI and ISI in protecting the business and goodwill associated with DDI following the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Merger Agreement as it may be amended and restated from time to time.

         2. As of the Closing, Thompson agrees that, without the prior written consent of ISI and DDI, Thompson will not at any time within the three (3) year period immediately following the Closing of the Merger (the "Restricted Period"), directly or indirectly, within the State of California, elsewhere in the United States or anywhere else in the world (collectively the "Territory") whether or not for compensation, engage in or provide services to any business that is competitive with or detrimental to any present or contemplated business of DDI and its subsidiaries in any geographic area where DDI and its subsidiaries engage in their business or maintain sales or service representatives or employees. Thompson also agrees that, during the Restricted Period, he shall not in any manner attempt to induce or assist others to attempt to induce any customer or client of DDI and its subsidiaries to terminate his, her or its association with DDI and its subsidiaries, nor do anything directly or indirectly to interfere with the relationship between DDI and its subsidiaries and any such persons or concerns. Each of the following activities shall, without limitation, be deemed to constitute engaging in business within the meaning of this Section 2: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any party thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firms, associations, companies, or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever; provided, however, that Thompson shall retain the right to invest in or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed one percent (1%) of the voting control of said entity. In addition, Thompson may make passive investments in privately held entities that are determined by the Board of Directors of DDI not to be competitors of DDI or its subsidiaries.

         3. Notwithstanding any other provision hereof, DDI, ISI and Thompson agree that for a period of three (3) years immediately following consummation of the Merger he will treat as confidential and not use for his own benefit or the benefit of any third party all non-public information concerning ISI's or DDI's records, assets, books, contracts, customer and supplier lists, commitments and affairs including, but not limited to, information regarding accounts, finances, strategies, marketing, customers and potential customers (their identities, preferences, likes and dislikes), drawings, plans, reports, data, notes and related information pertaining to or used in the manufacture, production or marketing of the products and other information of a similar nature not available to the public. If this Agreement is terminated, Thompson shall return such documents and any electronic storage media containing such information as shall reasonably be requested by DDI or ISI.

         4. Thompson shall not, during the term of this Non-Compete Agreement, solicit, directly or indirectly, any employee or customer of DDI and its subsidiaries to leave the employ of DDI or its subsidiaries or any affiliate thereof.

         5. No rights under this Non-Compete Agreement shall be assignable nor duties delegable by any party, except that ISI and DDI may assign any of their rights hereunder to a purchaser of all or substantially all of its assets or a majority of the outstanding securities ("Transferees"). Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, their successors in interest and permitted Transferees, any rights or remedies under or by reason of this Agreement unless expressly so stated to the contrary.

         6. This Agreement shall be construed and enforced in accordance with the laws of the State of California excluding that body of law known as conflicts of law.

         7. It is the intention of the parties hereto that the provisions of this Non-Compete Agreement shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of this Non-Compete Agreement. The covenants in Section 2 herein with respect to the Territory shall be deemed to be separate covenants with respect to each of the states in the United States and countries in the Territory and should any court of competent jurisdiction conclude or find that this Non-Compete Agreement or any portion thereof is not enforceable with respect to any one or more of the states or countries, respectively, such conclusion or finding shall in no way render invalid or unenforceable the covenants herein with respect to the other portions of the Territory. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Non-Compete Agreement shall be deemed amended to delete, or modify as necessary, the invalid or unenforceable provisions to alter the balance of this Non-Compete Agreement in order to render the same valid and enforceable.

         8. Thompson acknowledges that ISI would not have entered into or consummated the Merger pursuant to the Merger Agreement unless DDI and Thompson had, among other things, entered into this Non-Compete Agreement. Any breach of this Non-Compete Agreement will result in irreparable damage to ISI for which ISI will not have an adequate remedy at law. Thompson and DDI further acknowledge that ISI shall be entitled to injunctive relief hereunder and the parties hereby consent to an injunction in favor of ISI without bond, enjoining any breach of any of the foregoing by any court of competent jurisdiction, without prejudice to any other right or remedy to which ISI may be entitled.

         9. If an action is instituted to enforce any of the provisions of this Non-Compete Agreement, the prevailing party in such action shall be entitled to recover from the other party its or his reasonable attorneys' fees and costs.

         10. This Non-Compete Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         11. Thompson, DDI and ISI shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof in Santa Clara County, California, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect, provided, however, that ISI retains its rights to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties.

         12. This Non-Compete Agreement, together with the Merger Agreement and the Nondisclosure Agreement that are a part thereof, constitutes the entire and only agreement between the parties concerning the noncompetition and nonsolicitation obligations of DDI and Thompson, and supersedes and cancels any and all previous contracts, arrangements and understandings with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Non-Compete Agreement to be executed as of the date first above written.


Marco J. Thompson



--------------------------------------




Dr. Design, Inc.


By:
    ----------------------------------

Its:
    ----------------------------------




Integrated Systems, Inc.


By:
    ----------------------------------

Its:
    ----------------------------------





[SIGNATURE PAGE TO NON-COMPETITION AND NON-SOLICITATION AGREEMENT]

                                                                    EXHIBIT 8.15

                              EMPLOYMENT AGREEMENT


                  This Employment Agreement (the "Agreement") is entered into as of January 26, 1996 (the "Effective Date") by and among Dr. Design, Inc., a California corporation, with its principal offices located at 5415 Oberlin Drive, San Diego, California 92121 ("DDI"), Integrated Systems, Inc., a California corporation, with its principal offices located at 3260 Jay Street, Santa Clara, California 95054 ("ISI"), and Marco J. Thompson, a resident of San Diego, California ("Thompson").

                  In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

                  1. POSITION. During the term of this Agreement, ISI or DDI will employ Thompson, and Thompson will serve ISI or DDI and will have such responsibilities and authority as may from time to time be assigned to Thompson by the Board of Directors of ISI or DDI.

                  2. DUTIES. Thompson will serve DDI in such capacities and with such duties and responsibilities as the Board of Directors of DDI may from time to time determine. Thompson will comply with and be bound by DDI's operating policies, procedures, and practices from time to time in effect during Thompson's employment. Thompson will perform his duties under this Agreement at the offices of DDI. Thompson hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

                  3. EXCLUSIVE SERVICE. Thompson will devote his full time and efforts exclusively to this employment and apply all his skill and experience to the performance of his duties and advancing DDI's interests in accordance with Thompson's experience and skills. In addition, Thompson will not engage in any outside consulting activity except with the prior written approval of DDI, or at the direction of DDI, and Thompson will otherwise do nothing inconsistent with the performance of his duties hereunder. Notwithstanding the forgoing, Thompson shall be permitted to serve as a member of the Board of Directors of public and private companies, subject to the prior written approval of the DDI Board of Directors, not to be unreasonably withheld.

                  4. TERM OF AGREEMENT. This Agreement will commence on the Effective Date, and will continue until the earlier of (i) three (3) years after the Effective Date or (ii) when terminated pursuant to Section 7 hereof.

                  5.       COMPENSATION AND BENEFITS.

                           5.1 BASE  SALARY AND BONUS.  ISI or DDI agrees to pay
Thompson a base salary that is commensurate with a position of this nature. The initial base salary shall be One Hundred Fifty Thousand Dollars ($150,000) on an annualized basis earned in accordance with DDI's customary payroll practice. In addition, the target bonus shall be One Hundred Twenty-five Thousand Dollars ($125,000) (the "Target Bonus Amount") payable upon achievement of certain agreed upon goals.

                           5.2 ADDITIONAL BENEFITS. Thompson will be eligible to
participate in DDI's employee benefit plans of general application, including without limitation those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, and those plans covering life, health, and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Thompson will receive such other benefits, including vacation, holidays and sick leave, as DDI generally provides to its employees.

                           5.3  EXPENSES.  DDI will  reimburse  Thompson for all
reasonable and necessary expenses incurred by Thompson in connection with DDI's business, are in accordance with the DDI's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

                  6. PROPRIETARY RIGHTS AND CONFIDENTIALITY. Thompson hereby agrees to execute an Employee Invention Assignment and Confidentiality Agreement with DDI in substantially the form attached hereto as Exhibit A.

                  7.       TERMINATION.

                           7.1 EVENTS OF TERMINATION. Thompson's employment with
DDI shall terminate upon DDI's determination made in good faith that it is terminating Thompson for "cause" as defined under Section 7.2 below ("Termination for Cause").

                           7.2 "CAUSE" DEFINED.  For purposes of this Agreement,
"cause" for Thompson's termination will exist at any time after the happening of one or more of the following events:

                                    (a)   Thompson's    performance   does   not
reasonably satisfy performance goals that are mutually agreed upon by Thompson and DDI, provided such nonsatisfaction is due to factors within Thompson's control;

                                    (b) unprofessional, unethical, fraudulent or
unlawful conduct or conduct that materially discredits DDI or is materially detrimental to the reputation, character or standing of DDI;

                                    (c) Thompson's  material breach of a term of
this  Agreement  or  the  Employee  Invention   Assignment  and  Confidentiality
Agreement; or

                                    (d)     Thompson's death.

                  8. EFFECT OF TERMINATION, TERMINATION FOR CAUSE. In the event of any termination of this Agreement pursuant to Section 7.1, DDI shall pay Thompson the compensation and benefits otherwise payable to Thompson under
Section 5, through the date of termination set forth in the notice. Thompson's rights under DDI's benefit plans of general application shall be determined under the provisions of those plans.

                  9. EMPLOYEE SOLICITATION. For three (3) years from the date hereof, Thompson shall not, directly or indirectly, either for himself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee of ISI and its subsidiaries or DDI to terminate his or her employment with ISI and its subsidiaries or DDI, respectively.

                  10.      MISCELLANEOUS.

                           10.1 DISPUTE RESOLUTION.  All disputes arising out of
or relating to this Agreement shall be finally decided by the California courts having jurisdiction over labor and social matters.

                           10.2 SEVERABILITY. If any provision of this Agreement
shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

                           10.3 REMEDIES. DDI, ISI and Thompson acknowledge that
the service to be provided by Thompson is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Thompson hereby consents and agrees that for any breach or violation by Thompson of any of the provisions of this Agreement (including, without limitation, Sections 3, 6 and 9), a restraining order and/or injunction may be issued against Thompson, in addition to any other rights and remedies DDI or ISI and its subsidiaries may have, at law or equity, including without limitation the recovery of money damages.

                           10.4 NO WAIVER.  The  failure by either  party at any
time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

                           10.5  ASSIGNMENT.   This  Agreement  and  all  rights
hereunder are personal to Thompson and may not be transferred or assigned by Thompson at any time. Any attempt by Thompson to do so will be void and of no effect. ISI and DDI may assign their rights, together with their obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of their business and assets, provided, however, that any such assignee assumes ISI's or DDI's obligations hereunder.

                           10.6  WITHHOLDING.   All  sums  payable  to  Thompson
hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

                           10.7 ENTIRE AGREEMENT. This Agreement constitutes the
entire and only agreement between the parties relating to employment of Thompson with DDI and the noncompetition and nonsolicitation obligations of Thompson, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

                           10.8  AMENDMENT.   This  Agreement  may  be  amended,
modified, superseded, canceled, renewed or extended only by an agreement in writing executed by all parties hereto.

                           10.9  NOTICES.  All notices and other  communications
required or permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by registered mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

                  If to DDI:                         Dr. Design, Inc.
                                                     5415 Oberlin Drive
                                                     San Diego, CA  92121
                  Telecopier:                        (619)  457-1168
                  Attention:                         President


                  If to ISI:                         Integrated Systems, Inc.
                                                     3260 Jay Street
                                                     Santa Clara, CA  95054
                  Telecopier:                        408-986-9946
                  Attention:                         Steven Sipowicz, CFO


                     If to Thompson:                 Marco J. Thompson
                                                     5415 Oberlin Drive
                                                     San Diego, CA  92121
                  Telecopier:                        (619)  457-1168
                  Attention:                         Marco J. Thompson

                           10.10 BINDING NATURE. This Agreement shall be binding
upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

                           10.11  HEADINGS.   The  headings  contained  in  this
Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

                           10.12 COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

                           10.13  GOVERNING  LAW. This  Agreement and the rights
and obligations of the parties hereto shall be construed in accordance with the laws of California, without giving effect to the principles of conflict of laws.

IN WITNESS WHEREOF, ISI, DDI and Thompson have executed this Agreement as of the date first above written.


"THOMPSON"


-----------------------------------
MARCO J. THOMPSON

"DDI"

 DR. DESIGN, INC.


By:
    ---------------------------------

Its:
    ---------------------------------


"ISI"

INTEGRATED SYSTEMS, INC.

By:
    ---------------------------------

Its:
    ---------------------------------


                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                                                       EXHIBIT A

           EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

                  This Assignment Agreement (this "Agreement") is made and entered into effective as of December __, 1995 by and between Dr. Design, Inc., a California corporation ("DDI") and Marco J. Thompson ("Thompson").

                                 R E C I T A L S

                  A.       Thompson is a shareholder and founder of DDI.

                  B. Thompson believes it is in the best interests of DDI to merge DDI with a wholly owned subsidiary of Integrated Systems, Inc., a California corporation ("ISI") resulting in DDI being a wholly owned subsidiary of ISI (the "Merger"). Thompson acknowledges that ISI would not have entered into or consummated the Merger unless Thompson entered into this Agreement.


                NOW THEREFORE, Thompson hereby represents to, and agrees with DDI as follows:

             1. PURPOSE OF AGREEMENT. I understand that DDI is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for DDI to preserve and protect its Proprietary Information (as defined below), its rights in Inventions and in all related intellectual property rights. Accordingly, I am entering into this Agreement as a condition of my employment with DDI, whether or not I am expected to create inventions of value for DDI.

             2. DISCLOSURE OF INVENTIONS. I will promptly disclose in confidence to DDI all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets ("INVENTIONS") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

             3. WORK FOR HIRE; ASSIGNMENT OF INVENTIONS. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that DDI will be considered the author and owner of such copyrightable works. I agree that all Inventions that
(a) are developed using equipment, supplies, facilities or trade secrets of DDI,
(b) result from work performed by me for DDI, or (c) relate to DDI's business or current or anticipated research and development, will be the sole and exclusive property of DDI and are hereby irrevocably assigned by me to DDI.

             4. LABOR CODE 2870 NOTICE. I have been notified and understand that the provisions of paragraphs 3 and 5 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

             ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

             5. ASSIGNMENT OF OTHER RIGHTS. In addition to the foregoing assignment of Inventions to DDI, I hereby irrevocably transfer and assign to
DDI: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of DDI. "MORAL RIGHTS" mean any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

             6. ASSISTANCE. I agree to assist DDI in every proper way to obtain for DDI and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for DDI's Inventions in any and all countries. I will execute any documents that DDI may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with DDI, provided that DDI will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at ISI's request on such assistance. I appoint the Secretary of DDI as my attorney-in-fact to execute documents on my behalf for this purpose, subject to ISI paying me a commercially reasonable rate for my services only while I am not employed with DDI or ISI.

             7. PROPRIETARY INFORMATION. I understand that my employment by DDI creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by DDI that relates to the business of DDI or to the business of any parent, subsidiary, affiliate, customer or supplier of DDI or any other party with whom DDI agrees to hold information of such party in confidence ("PROPRIETARY INFORMATION"). Such Proprietary Information includes but is not limited to Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

             8. CONFIDENTIALITY. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of DDI, except as may be necessary to perform my duties as an employee of DDI for the benefit of DDI. Upon termination of my employment with DDI, I will promptly deliver to DDI all documents and materials of any nature pertaining to my work with DDI and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.
             9. NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and my duties as an employee of DDI will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent that I will not bring with me to DDI or use in the performance of my duties for DDI any documents or materials of a former employer that are not generally available to the public or have not been legally transferred to DDI.

             10. DUTY NOT TO COMPETE. I understand that my employment with DDI requires my undivided attention and effort. As a result, during my employment, I will not, without DDI's express written consent, engage in any employment or business other than for DDI, or invest in or assist in any manner any business which directly or indirectly competes with the business or future business plans of DDI.
             11. NOTIFICATION. I hereby authorize DDI to notify my actual or future employers of the terms of this Agreement and my responsibilities hereunder.

             12. NON-SOLICITATION. During, and for a period of one (1) year after termination of, my employment with DDI, I will not directly or indirectly solicit or take away suppliers, customers, employees or consultants of DDI for my own benefit or for the benefit of any other party.

             13. NAME & LIKENESS RIGHTS, ETC. I hereby authorize DDI to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), during my employment, for whatever purposes DDI deems necessary.

             14. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me DDI may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

             15. GOVERNING LAW; SEVERABILITY. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, without regard to or application of choice of law rules or principles. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect.

             16. NO DUTY TO EMPLOY; "AT WILL" EMPLOYMENT. I understand that this Agreement does not constitute a contract of employment or obligate DDI to employ me for any stated period of time. I understand that I am an "at will" employee of DDI and that my employment can be terminated at any time, for any reason or for no reason, by either DDI or myself except as otherwise specifically stated in a separately executed employment agreement. This Agreement shall be effective as of the first day of my employment by DDI, namely:
July 22, 1985.

DDI:                                              THOMPSON:

By:
    -------------------------------               ------------------------------
                                                  Marco J. Thompson
Name:
     ------------------------------

Title:
      -----------------------------



                     SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

                AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

         This Amendment shall amend the Agreement and Plan of Reorganization, dated December 14, 1995 by and among Integrated Systems, Inc., a California corporation ("ISI"), ISI Purchasing Corporation, a Delaware corporation and a wholly owned subsidiary of ISI ("Newco") and Dr. Design, Inc., a California corporation ("DDI") (the "Agreement").

         1. AMENDED PROVISIONS. Notwithstanding any other provision of the above-referenced Agreement to the contrary, the parties hereby agree to amend Sections 4.19 and 8.22 of the Agreement to read as follows:

         SECTION 4.19 SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS (CHANGED TEXT IS IN ITALICS):

         "4.19 Assumption of Loan for Office Building. ISI shall assume the loan obligations of Marco and Laura Thompson under a Small Business Administration Loan dated April 10, 1989 and the Promissory Note with the Bank of America dated December 28, 1988 (collectively, the "Loans") in conjunction with the assignment of ownership of the Office Building E, located at 5415 Oberlin Drive, San Diego, California (the "Office Building") by Marco and Laura Thompson to ISI pursuant to the Office Building Purchase Agreement by and between ISI and Marco and Laura Thompson, attached hereto as Exhibit 4.19A (the "Office Building Purchase Agreement"). The Lease dated January 1, 1989 between DDI and Marco and Laura Thompson (the "Lease") shall be terminated simultaneously with the execution of the Office Building Purchase Agreement. Marco and Laura Thompson agree to relinquish their rights to such number of shares of ISI Common Stock issued to them pursuant to
         Section 1.1.1 hereof equal in value,  as determined in accordance  with
         Section 1.1.1 hereof, to the amount by which the outstanding balance of the Loans exceeds the fair market value of the Office Building, which fair market value is determined pursuant to the appraisal provided by an "MIA" certified appraiser, which is attached hereto as Exhibit 4.19B."

         SECTION 8.22 SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS (CHANGED TEXT IS IN ITALICS):

         "8.22 Office Building. Marco and Laura Thompson shall have transferred physical possession and valid title in the Office Building to ISI pursuant to the terms of the Office Building Purchase Agreement. The Lease shall have been terminated."

         2. ALL OTHER TERMS. Except as specifically amended herein, all other terms of the Agreement shall remain unchanged and are hereby ratified and confirmed in all respects.

         The parties have entered into this Amendment effective this 26th day of January, 1996, and such Amendment shall be effective on and after this date:

"ISI"                                      "DDI"

Integrated Systems, Inc.                   Dr. Design, Inc.


By: /s/ Naren K. Gupta                     By:  /s/ Sharon Pinto
    -----------------------------             --------------------------------

Name:  Naren K. Gupta                      Name:  Sharon Pinto
    -----------------------------             --------------------------------

Its:  Chairman                             Its:  Vice President Administration
    -----------------------------             --------------------------------



"NEWCO"

ISI Purchasing Corporation


By:  /s/ David St. Charles
     ----------------------------

Name:  David St. Charles
     ----------------------------

Its:  President and Chief Executive Officer
     -----------------------------------------

                                       2